                       COMPLETE, SELF-CONTAINED APPRAISAL
                       PARTIALLY FINISHED RESIDENTIAL LAND
                              111 RESIDENTIAL LOTS
                                   "SYMPHONY"
                              OCEANSIDE, CALIFORNIA

                       COMPLETE, SELF-CONTAINED APPRAISAL

                                       OF

                     111 PARTIALLY FINISHED RESIDENTIAL LOTS
                                   AS EXISTING


                                   "SYMPHONY"

                       LOTS 1 THROUGH 59, TRACT NO. 12677
                       MISSION SANTA FE PARCEL 4 - UNIT 2

                                       AND

                      LOTS 46 THROUGH 97, TRACT NO. 12797
                   MISSION SANTA FE PARCELS 5 AND 6 - UNIT 1A


                                  PREPARED FOR

                       NATIONAL INVESTORS FINANCIAL, INC.
                               MR. DAVID G. LASKER
                                    PRESIDENT


                                   REPORT DATE

                                  MAY 15, 1997


                                  DATE OF VALUE

                                  MAY 15, 1997


                                   PREPARED BY

                              BOZNANSKI AND COMPANY
                       PROPERTY VALUATION AND CONSULTATION

                                  [LETTER HEAD]


                                                            May 15, 1997


Mr. David G. Lasker                   Re:  Complete, Self-Contained Appraisal -
President                                  Symphony - 111 Residential Lots
National Investors Financial, Inc.         Oceanside, California
4675 MacArthur Court
Suite 1240
Newport Beach, California 92660            File No. 1344.02

Dear Mr. Lasker:

In accordance with the written authorization we have received, Boznanski and Company, a real property appraisal firm, has prepared this valuation analysis that establishes the market value of a partially finished, 111-lot residential subdivision as it currently exists. The effective date of value is May 15, 1997.

The subject property is located within the easterly quadrant of Mesa Drive and College Boulevard, in the city of Oceanside, San Diego County, California. Currently, it is a partially graded hillside subdivision with recorded tract maps allowing the development of 111 detached single family residences. Water and sewer lines have been installed and are available to a portion of the site. The site has a total net area of 796,680 square feet (sf) or 18.1286 acres. Individual lots have a minimum area of 5,180 sf, a maximum area of 11,060 sf and an average area of 7,114 sf. These areas represent flat, buildable pads that are net of slopes. The overall site is located within two different zoning areas that require minimum gross lot areas of 6,000 sf and 10,000 sf.

The overall subject site is proposed to be improved with 111 detached single family residences, including models, to be known as Symphony. There are to be five types of detached residences ranging in size from 1,821 sf to 2,847 sf to be built by Brehm Communities.

National Investors Financial, Inc.      -2-            May 15, 1997


Our valuation task in this analysis is to establish the market value of the fee simple interest of the entire subject property as it currently exists. The Market Data or Sales Comparison Approach to land value has been utilized in valuing the vacant subject land. The Residual Method is also utilized in estimating land value.

BASED ON THE INVESTIGATION AND ANALYSIS OUTLINED IN THE ACCOMPANYING REPORT, AND SUBJECT TO THE CERTIFICATION AND CONTINGENT AND LIMITING CONDITIONS ATTACHED TO THIS REPORT, WE CONCLUDE THAT THE MARKET VALUE OF THE FEE SIMPLE INTEREST IN THE SUBJECT PROPERTY, AS OF MAY 15, 1997, IS:

                                 $2,850,000

-------------------------------------------------------------------------------
              TWO MILLION EIGHT HUNDRED FIFTY THOUSAND DOLLARS
-------------------------------------------------------------------------------

This self-contained report is intended to comply with the reporting requirements set forth under Standard Rules 2-2(a) of the Uniform Standards of Professional Appraisal Practice (USPAP). As such, this report DESCRIBES the data, reasoning and analysis that were used in the appraisal process to develop the appraiser's opinion of value.

This complete appraisal assignment has been completed in accordance with Title XI of FIRREA and the Uniform Standards of Professional Appraisal Practice (USPAP). This report is not considered to depart from the specific guidelines of USPAP.

Following this letter is a complete, self-contained appraisal report which describes the subject area and the conditions of this appraisal, identifies the subject property and its characteristics and then specifically enumerates the methodology used in valuing the property.

We retain a copy of this report, together with worksheets, documents and other data upon which our conclusions and opinion of value are based.

We certify that we have no past, present or contemplated future interest in this property and that we have acted in accordance with accepted ethics and standards in our profession.

National Investors Financial, Inc.      -3-            May 15, 1997


Thank you for this opportunity to provide appraisal services.

                                   Respectfully submitted,

                                   BOZNANSKI AND COMPANY

/s/ Mark W. Linnes                 /s/ Carl W. Boznanski
Mark W. Linnes, MAI                Carl W. Boznanski, C.R.A.
Review Appraiser                   Principal Appraiser
Certified General Appraiser        President
CA# AG003328                       Certified General Appraiser
                                   CA# AG010837


                                   /s/ David H. Herron
                                   Daniel H. Herron
                                   Senior Appraiser
                                   Certified General Appraiser
                                   CA# AG012417

                   SUMMARY OF SALIENT FACTS AND CONCLUSIONS

PROJECT NAME:                      Symphony

PROPERTY LOCATION:                 Easterly quadrant of Mesa Drive and
                                   College Boulevard, Oceanside, California

DATE OF VALUE:                     May 15, 1997

INTEREST APPRAISED:                Fee Simple

ASSESSED OWNER/
     APPRAISED OWNER:              Oceanside Development, Inc.

PROPERTY:
     ASSESSOR'S PARCEL NOS.:       158-580-01 through 36
                                   158-581-01 through 23
                                   158-601-01 through 52

     LEGAL DESCRIPTION:            Lots 1 to 59, Tract 12677, Mission Santa Fe
                                   Parcel 4 - Unit 2

                                   Lots 46 to 97, Tract 12797, Mission Santa Fe
                                   Parcels 5 and 6 - Unit 1A

     SITE SIZE:                    789,680 sf; 18.1287 acres (net)

                                   Minimum Lot Size:   5,180 sf
                                   Maximum Lot Size:  11,060 sf
                                   Average Lot Size:   7,114 sf

     BUILDING AREAS:               Plan 1 -            1,821 sf
      (Proposed as of May 1997)    Plan 2 -            2,265 sf
                                   Plan 3 -            2,371 sf
                                   Plan 4 -            2,552 sf
                                   Plan 5 -            2,847 sf
                                   Weighted Avg.       2,379 sf

     HIGHEST AND BEST USE:         Single family residential

     VALUE CONCLUSION:             $2,850,000

               CERTIFICATION AND RESTRICTION UPON DISCLOSURE AND USE

THE UNDERSIGNED DOES HEREBY CERTIFY THAT, EXCEPT AS OTHERWISE NOTED IN THIS APPRAISAL REPORT:

1. I HAVE NO PAST, PRESENT OR CONTEMPLATED FUTURE INTEREST IN THE REAL ESTATE THAT IS THE SUBJECT OF THE APPRAISAL REPORT.

2. I HAVE NO PERSONAL INTEREST OR BIAS WITH RESPECT TO THE SUBJECT MATTER OF THIS APPRAISAL REPORT OR TO THE PARTIES INVOLVED.

3. THE COMPENSATION RECEIVED FOR THIS ASSIGNMENT IS NOT CONTINGENT UPON THE REPORTING OF A PREDETERMINED VALUE OR DIRECTION IN VALUE THAT FAVORS THE CAUSE OF THE CLIENT, THE AMOUNT OF THE VALUE ESTIMATE, THE ATTAINMENT OF A STIPULATED RESULT, OR THE OCCURRENCE OF A SUBSEQUENT EVENT.

4. THE APPRAISER ACTED IN AN INDEPENDENT CAPACITY AND THIS APPRAISAL ASSIGNMENT WAS NOT BASED ON A REQUESTED MINIMUM VALUATION, A SPECIFIC VALUATION OR THE APPROVAL OF A LOAN.

5. THE APPRAISER BY MEANS OF EDUCATION AND PREVIOUS APPRAISAL EXPERIENCE IS COMPETENT TO COMPLETE THIS REPORT.

6. TO THE BEST OF MY KNOWLEDGE AND BELIEF THE STATEMENTS OF FACT CONTAINED IN THIS APPRAISAL REPORT, UPON WHICH THE ANALYSES, OPINIONS AND CONCLUSIONS EXPRESSED HEREIN ARE BASED, ARE TRUE AND CORRECT.

7. THE REPORTED ANALYSES, OPINIONS, AND CONCLUSIONS ARE LIMITED ONLY BY THE REPORTED ASSUMPTIONS AND LIMITING CONDITIONS, AND ARE MY PERSONAL, UNBIASED PROFESSIONAL ANALYSES, OPINIONS, AND CONCLUSIONS.

8. THIS APPRAISAL REPORT HAS BEEN MADE IN CONFORMITY WITH AND IS SUBJECT TO THE REQUIREMENTS OF THE UNIFORM STANDARDS OF PROFESSIONAL APPRAISAL PRACTICE OF THE APPRAISAL FOUNDATION.

9. DANIEL H. HERRON MADE A PERSONAL INSPECTION OF THE SUBJECT PROPERLY AND PERFORMED THE PRIMARY ANALYSES IN THIS REPORT. CARL W. BOZNANSKI, PRESIDENT AND PRINCIPAL APPRAISER WITH BOZNANSKI AND COMPANY, AND
     MARK W. LINNES, MAI. REVIEW APPRAISER, HAVE REVIEWED THE ENTIRE ATTACHED APPRAISAL REPORT, HAVE REVIEWED THE ENTIRE FILE MEMORANDA AND DATA REGARDING THE SUBJECT PROPERTY AND THE ANALYSES CONTAINED IN THE
     ATTACHED REPORT, AND HAVE DISCUSSED THIS APPRAISAL AND THE SUBJECT PROPERTY WITH THE APPRAISER WHO HAS ALSO SIGNED THIS REPORT. HOWEVER, NEITHER MR. BOZNANSKI NOR MR. LINNES HAVE PERSONALLY INSPECTED THE SUBJECT PROPERTY, NOR HAVE THEY PERSONALLY VIEWED OR INSPECTED THE MARKET COMPARABLES USED IN THIS ANALYSIS.

10. NO ONE OTHER THAN THE UNDERSIGNED PROVIDED SIGNIFICANT PROFESSIONAL ASSISTANCE IN THE PREPARATION OF THE ANALYSES, CONCLUSIONS AND OPINIONS, CONCERNING THE REAL ESTATE NOTED HEREIN, THAT ARE SET FORTH IN THIS APPRAISAL REPORT.

11. DISCLOSURE OF THE CONTENTS OF THIS APPRAISAL REPORT IS GOVERNED BY THE AGREEMENT BETWEEN THE APPRAISER AND THE CLIENT FOR THIS ASSIGNMENT.

12. NEITHER ALL NOR ANY PART OF THE CONTENTS OF THIS REPORT (ESPECIALLY ANY CONCLUSIONS AS TO VALUE, THE IDENTIFY OF THE APPRAISER OR THE FIRM WITH WHICH HE IS ASSOCIATED) SHALL BE DISSEMINATED TO THE PUBLIC THROUGH ADVERTISING MEDIA, PUBLIC RELATIONS MEDIA, NEWS MEDIA, SALES MEDIA OR ANY OTHER PUBLIC MEANS OF COMMUNICATION WITHOUT THE PRIOR WRITTEN CONSENT AND APPROVAL OF THE UNDERSIGNED.

     /s/ Daniel H. Herron      /s/ Carl W. Boznanski     /s/ Mark W. Linnes
     -----------------------   -----------------------   ---------------------
     CA# AG012417              CA# AG010837              CA# 003328
     May 15, 1997              May 15, 1997              May 15, 1997

                      CONTINGENT AND LIMITING CONDITIONS
                         UPON WHICH APPRAISAL IS MADE

THIS REPORT IS MADE EXPRESSLY SUBJECT TO THE CONTINGENT AND LIMITING CONDITIONS, FACTORS, AND ASSUMPTIONS HEREWITH.

1.   THAT THE VESTING AND LEGAL DESCRIPTION FURNISHED THIS APPRAISER ARE
     CORRECT.

2. THAT MEASUREMENTS AND AREAS FURNISHED BY OTHERS ARE CORRECT. NO SURVEY HAS BEEN MADE FOR THE PURPOSE OF THE APPRAISAL.

3. THAT THE MAPS AND EXHIBITS FOUND IN THIS REPORT ARE PROVIDED FOR READER REFERENCE PURPOSES ONLY. NO GUARANTEE AS TO ACCURACY IS EXPRESSED OR IMPLIED.

4. THAT THE PROPERTY IS APPRAISED AS IF FREE AND CLEAR OF LIENS AND THAT THE TITLE IS GOOD AND MARKETABLE.

5. THAT NO GUARANTEE IS MADE AS TO THE CORRECTIONS OF ESTIMATES OR OPINIONS FURNISHED BY OTHERS WHICH HAVE BEEN USED IN MAKING THIS APPRAISAL.

6. THAT NO LIABILITIES BE ASSUMED ON ACCOUNT OF INACCURACIES IN SUCH ESTIMATES OR OPINIONS.

7. THAT NO LIABILITY IS ASSUMED ON ACCOUNT OF MATTERS OF A LEGAL NATURE AFFECTING THIS PROPERTY, SUCH AS TITLE DEFECTS, LIENS, ENCROACHMENTS, OVERLAPPING BOUNDARIES, ET CETERA.

8. UNLESS OTHERWISE STATED IN THIS REPORT, THE EXISTENCE OF HAZARDOUS MATERIAL, WHICH MAY OR MAY NOT BE PRESENT ON THE PROPERTY, WAS NOT OBSERVED BY THE APPRAISER. THE APPRAISER HAS NO KNOWLEDGE OF THE
     EXISTENCE OF SUCH MATERIALS ON OR IN THE PROPERTY. THE APPRAISER, HOWEVER, IS NOT QUALIFIED TO DETECT SUCH SUBSTANCES SUCH AS ASBESTOS, UREA-FORMALDEHYDE FOAM INSULATION, OR OTHER POTENTIALLY HAZARDOUS MATERIALS MAY AFFECT THE VALUE OF THE PROPERTY. THE VALUE ESTIMATE IS PREDICATED ON THE ASSUMPTION THAT THERE IS NO SUCH MATERIAL ON OR IN THE PROPERTY THAT WOULD CAUSE A LOSS IN VALUE. NO RESPONSIBILITY IS ASSUMED FOR ANY SUCH CONDITIONS, OR FOR ANY EXPERTISE OR ENGINEERING KNOWLEDGE REQUIRED TO DISCOVER THEM. THE CLIENT IS URGED TO RETAIN AN EXPERT IN
     THIS FIELD, IF DESIRED.

9. IT IS ASSUMED THAT THERE ARE NO HIDDEN OR UNAPPARENT CONDITIONS OF THE PROPERTY, SUBSOIL, OR STRUCTURES THAT RENDER IT MORE OR LESS VALUABLE. NO RESPONSIBILITY IS ASSUMED FOR SUCH CONDITIONS OR FOR ARRANGING FOR ENGINEERING STUDIES THAT MAY BE REQUIRED TO DISCOVER THEM.

10. THAT THIS APPRAISAL IS SUBJECT TO REVIEW UPON PRESENTATION OF DATA WHICH MIGHT BE LATER MADE AVAILABLE, UNDISCLOSED OR NOT AVAILABLE AT THIS WRITING.

11. THAT THE APPRAISER HEREIN, BY REASON OF THIS APPRAISAL, IS NOT REQUIRED TO GIVE TESTIMONY OR ATTENDANCE IN COURT OR ANY GOVERNMENTAL HEARING WITH REFERENCE TO THE PROPERTY IN QUESTION, UNLESS ARRANGEMENTS HAVE PREVIOUSLY BEEN MADE THEREFORE.

12. THE AMERICANS WITH DISABILITIES ACT (ADA) BECAME EFFECTIVE JANUARY 26, 1992. THE APPRAISER HAS NOT MADE A SPECIFIC COMPLIANCE SURVEY AND
     ANALYSIS OF THE SUBJECT PROPERTY TO DETERMINE WHETHER OR NOT IT IS IN CONFORMITY WITH THE VARIOUS DETAILED REQUIREMENTS OF THE ADA. IT IS POSSIBLE THAT AN ADA COMPLIANCE SURVEY OF THE SUBJECT IMPROVEMENTS COULD REVEAL THAT THE SUBJECT PROPERTY IS NOT IN COMPLIANCE WITH ONE OR MORE REQUIREMENTS OF THE ACT. IF SO, THIS FACT COULD HAVE A NEGATIVE EFFECT UPON THE VALUE OF THE SUBJECT PROPERTY. SINCE THE APPRAISER HAS NO
     DIRECT EVIDENCE RELATING TO THIS ISSUE, THE COMPLIANCE, OR NON-COMPLIANCE, WITH ADA WAS NOT TAKEN INTO CONSIDERATION IN THE VALUATION OF THE
     SUBJECT PROPERTY.

                              TABLE OF CONTENTS
                      COMPLETE, SELF-CONTAINED APPRAISAL
                        SYMPHONY - 111-LOT SUBDIVISION
                              OCEANSIDE, CALIFORNIA


INTRODUCTION

     Title Page
     Letter of Transmittal
     Summary of Salient Facts and Conclusions
     Certification
     Contingent and Limiting Conditions
     Table of Contents

GENERAL DATA (TAB)                                                        PAGE
                                                                          ----
     Purpose of the Appraisal............................................   1
          Market Value ..................................................   1
     Property Rights Appraised ..........................................   2
          Parcel.........................................................   2
     Intended Use of the Appraisal.......................................   2
     Date of Value.......................................................   2
     Scope of the Appraisal..............................................   2
          General........................................................   2
          Valuation Background...........................................   3
          Appraisal Format...............................................  4
     Environs............................................................   4
          City...........................................................   4
          Local..........................................................   6
     Access..............................................................   7
     Traffic.............................................................   8
     Regional Area Map
     Local Area Map
     Environs Photographs

SUBJECT PROPERTY (TAB)                                                    PAGE
                                                                          ----
     General.............................................................  13
     Owner Apparent/Assessed Owner/Appraised Owner.......................  13
     Sales History.......................................................  13
     Property Location...................................................  14
     Legal Description...................................................  14
     Assessor's Data.....................................................  15
     Physical Description - Land.........................................  15
     Physical Description - Improvements.................................  20
     Zoning..............................................................  22
     Present Use and Occupancy...........................................  23
     Highest and Best Use................................................  23
     Tract Map
     Assessor's Maps
     Zoning Map
     Aerial Photograph
     Ground Photographs

VALUATION (TAB)

     Approach to Value...................................................  35
     Market Data Approach - Land.........................................  36
     Residual Analysis...................................................  38
     Adjustment Grids (Tables 1 - 5).....................................  43
     Correlation and Conclusion..........................................  52
     Job Cost Excerpts - Brehm
     Lot Premiums - Symphony
     Market Data Summary (Table 6) - Land Sales
     Market Data Map - Land Sales
     Market Data Summary (Table 7) - Residential Tract Developments
     Market Data Map - Residential Tract Developments
     Market Data - Land Sales

ENCORE (TAB)

NORTHVIEW II (TAB)

BRIDALGATE PARK (TAB)

ADDENDA (TAB)

     Appraisers' Qualifications

          Carl W. Boznanski, C.R.A.
          Daniel H. Herron
          Mark W. Linnes, MAI

                                                        SYMPHONY
                                                        OCEANSIDE, CALIFORNIA

                             GENERAL DATA

PURPOSE OF THE APPRAISAL:

    It is the purpose of this appraisal to set forth an estimate of and support for the retrospective market value of the fee simple interest of a partially finished residential subdivision as it currently exists.

    MARKET VALUE

    Market Value is the most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of the sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

       a.   Buyer and seller are typically motivated.

       b. Both parties are well informed or well advised, and acting in what they consider their own best interests;

       c. A reasonable time is allowed for exposure in the open market;

       d. Payment is made in terms of cash in United States dollars or in terms of financial arrangements comparable thereto; and

       e. The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

    AGGREGATE RETAIL VALUE represents the sum of the gross receipts of the individual units, as if completed on the date of the appraisal and sold to individual buyers. This value is net of any types of concessions granted by the seller, whether it is in the form of below market financing, free upgrades, seller-paid closing costs, or reduction in sale price. This value, which is sometimes referred to as the GROSS SELLOUT VALUE, is not necessarily market value, however, because it does not consider the expenses of disposition or holding, or the calculation of present worth.

                                       1
                                                        BOZNANSKI & COMPANY

                                                        SYMPHONY
                                                        OCEANSIDE, CALIFORNIA

PURPOSE OF THE APPRAISAL (CONT.):

    PROPERTY RIGHTS APPRAISED

    Property rights appraised are the fee simple interest in the estate, assuming the property to be free and clear of all liens, under responsible ownership and competent management and having good and marketable title. Mineral rights, if any, are not considered herein. Likewise, unless noted, we are not valuing business interests or any items of fixtures or equipment.

    Fee simple is an absolute ownership unencumbered by any other interest or estate, but subject to the limitations of eminent domain, escheat, police power, and taxation. It is an inheritable estate.

    PARCEL

    The term "parcel" as used herein means any contiguous tract of land in the same ownership and use whether such tract consists of one or more platted lots or a fractional part thereof.

INTENDED USE OF THE APPRAISAL:

    This appraisal is intended to provide a value basis, for financing purposes, of the fee owned land as further described herein. The intended user of this report is the owner, Oceanside Development, Inc.

DATE OF VALUE:

    This appraisal report is dated May 15, 1997, corresponding to the completion of our investigation, analysis of relevant data and the preparation of this report. Our date of value is also defined as of May 15, 1997.

SCOPE OF THE APPRAISAL:

    GENERAL

    The subject property is located within the easterly quadrant of Mesa
    Drive and College Boulevard, in the city of Oceanside, San Diego County, California. Currently, it is a partially graded hillside subdivision with approved tentative tract maps allowing the development of 111 detached single family residences. Water and sewer lines have been installed and are available to a

                                       2
                                                        BOZNANSKI & COMPANY

                                                        SYMPHONY
                                                        OCEANSIDE, CALIFORNIA

SCOPE OF THE APPRAISAL (CONT.):

    portion of the site. The site has a total net area of 789,680 square feet (sf) or 18.1286 acres. Individual lots have a minimum area of 5,180 sf, a maximum area of 11,060 sf and an average area of 7,114 sf. These areas represent flat, buildable pads that are net of slopes. The overall site is located within two different zoning areas that require minimum gross lot areas of 6,000 sf and 10,000 sf.

    The overall subject site is proposed to be improved with 111 detached single family residences, including models, to be known as Symphony. There are to be five types of detached residences ranging in size from 1,821 sf to 2,847 sf, all with three-car garages, to be built Brehm Communities.

    VALUATION BACKGROUND

    Our opinion of value and this report follow an onsite property inspection, discussions with the owners or their representative, interviews with knowledgeable persons in the area, including city of Oceanside officials, analysis of pertinent material supplied to us, a market data sales investigation, and a highest and best use analysis.

    In developing this report, all three valuation techniques were considered. However, the Income Approach does not apply to vacant residential land that is proposed to be sold to individual owner/users. The Cost Approach, in its traditional format, is not considered either. However, cost data is utilized in a residual analysis. Thus, the Market Approach or Direct Sales Comparison Approach will be the primary valuation technique utilized in this report.

    The Market Data Approach to Value is looked to as providing the most significant and relevant value indications for the essentially vacant subject site. The process involves a comparison of the subject property with residential subdivisions of similar and competing use, which have been subjected to the forces of the market through sale. Market data is also utilized in estimating the Aggregate Retail Value of the detached single family residences that are currently proposed. A residual analysis, which utilizes our conclusion of revenue and cost data provided us, will also be utilized in estimating land value.

                                       3
                                                        BOZNANSKI & COMPANY

                                                        SYMPHONY
                                                        OCEANSIDE, CALIFORNIA

SCOPE OF THE APPRAISAL (CONT.):

    APPRAISAL FORMAT

    The report is divided into five major sections . . . General Data, Subject Property, Valuation, Competing Developments and Addenda. The General Data Section provides background information and sets the tone of the assignment. It defines the purpose, intended use, date of value and scope of the appraisal and describes the environs, access and traffic. Also included here are maps and ground photographs showing the area.

    The Subject Property Section contains a summary of pertinent information relating to the property's ownership, sales history, location, legal description, Assessor's data, physical description of the land, zoning, present use and occupancy and highest and best use. Various exhibits, including title report, Assessor maps and photographs, are also included here.

    The Market Data Approach to Land Value is then discussed in the Valuation Section. This technique is applied in our valuation analysis relative to the subject property and a conclusion is thereby achieved. The details of those items of vacant land market data, having relevance to the appraisal problem at hand are then set forth along with a market data map and a market data summary illustrating the comparable properties relative geographical location in relation to the subject. The Residual Method is also presented.

    Residential tracts utilized in the Residual Method are presented as market data. Each tract is outlined in individual tabbed sub-sections. These sub-sections represent the Competing Development section.

    The last report section is the Addenda, which contains the appraiser's qualifications.

ENVIRONS:

    CITY

    The City of Oceanside is located between two of Southern California's largest cities. It is located 84 miles south of the city of Los Angeles and 36 miles north of the city of San Diego. The City has an area of about
    40.6 square miles and has frontage along the Pacific Ocean. It is bound by Camp Joseph H. Pendleton of the United State Marine Corp to the northwest, unincorporated county territory to the east, and the cities of Vista and Carlsbad to the southeast.

                                       4
                                                        BOZNANSKI & COMPANY

                                                        SYMPHONY
                                                        OCEANSIDE, CALIFORNIA

ENVIRONS (CONT.):

    As of January 1, 1997, the City had a population of 149,220, which represents an increase of 20,822 or 16% over the 1990 Census figure, which itself is 51,700 or 67% over the 1980 Census. Also, there were 56,567 housing units as of January 1, 1997. This includes 27,336 detached and 8,258 attached units.

    Freight and passenger movement is provided by virtually all types of transportation services. Rail transportation is provided by the Santa Fe Railroad for freight and AMTRAK for passenger. Over 95 trucking and moving/storage firms serve the northern county of San Diego providing overnight delivery to Arizona, San Diego, San Francisco and Los Angeles. Air transportation is available at several airports including Lindberg Field (San Diego International) 32 miles south, McClellan-Palomar Airport (Carlsbad) 7 miles south, and Oceanside Municipal Airport. Busing services are provided by North County Transit, Greyhound and Continental Trailways. In addition, direct transfers for AMTRAK and local intercity buses are offered by the Oceanside Transit Center. Shipping services are provided by the Port of San Diego which is located 39 miles south, and the Oceanside Small Craft Harbor. Vehicular transportation is made available by the Interstate 5 Freeway (north/south) and State Highway 76 and 78 (east/west).

    Utilities are supplied to the area by the following entities:

           Water:                   City of Oceanside
           Natural Gas:             San Diego Gas and Electric
           Electric Power:          San Diego Gas and Electric
           Telephone:               Pacific Bell
           Sewer:                   City of Oceanside

    Serving the community is a Council-Manager type of government. The City also has its own police and fire departments. The City became incorporated in 1988.

    There are over 3,000 acres in the city limits master planned with 2,000+/- acres zoned for light industry and 1,000 acres zoned for commercial development.

                                       5
                                                        BOZNANSKI & COMPANY

                                                        SYMPHONY
                                                        OCEANSIDE, CALIFORNIA

ENVIRONS (CONT.):

    The eastern portion of the city of Oceanside had experienced rapid development in the late 1980s and early 1990s. Nearest to the subject is the planned community of Rancho Del Oro. This 2,000-acre master-planned community will have some 4,400 residential units, three town centers (retail) and 780 acres of industrial land. Other industrial areas within the Oceanside area, including the above mentioned Rancho Del Oro community, are identified as Oceanside Airport, Industry Street Corridor and Vista Pacific.

    LOCAL

    The subject development is located in the east central portion of the city of Oceanside. It is just to the north and west of the city of Vista and some five miles east of downtown Oceanside. This area is primarily zoned for planned residential development. There are areas zoned for scenic parks and small commercial developments here also. The immediate area surrounding the subject is being built-up with single family residences similar to that proposed on the subject property.

    Immediately south of the subject, across Old Grove Road (Temple
    Heights Drive), are existing detached single family residential developments within the master planned community of Rancho Del Oro. This 2,000-acre master-planned community has some 4,400 residential units, three town centers (retail) and 780 acres of industrial land. The community is expected to be built out in the year 2005. As part of this development is an elementary school and park, both located to the west of the subject.

    Ongoing developments within the immediate area that are not a part of Rancho Del Oro included the previous subject owner/developer's two developments, Bella Collina and Encore. Further north, across Mesa Drive, is the recently sold-out development of Centex Homes, Northview. It was developed on lots acquired from the RTC which were previously owned by Friedman Homes.

    Commercial development serving these homes are located along Oceanside Boulevard and College Boulevard. Found here are two neighborhood shopping centers, one with a major grocery tenant. Similar centers have been constructed on the two sites at the westerly corners of Mission Avenue and College Boulevard. One is anchored by Wal-Mart. A small site located to the immediate northwest of the subject is zoned for commercial use, but is currently vacant.

                                       6
                                                        BOZNANSKI & COMPANY

                                                        SYMPHONY
                                                        OCEANSIDE, CALIFORNIA

ENVIRONS (CONT.):

    The large and sprawling Gaujome County Regional Park is located northeast of the subject, across North Santa Fe Avenue.

ACCESS:

    Currently, the majority of the 111 subject lots do not have direct access. However, the larger parcel is accessible from two local streets. These two local streets, plus a third proposed local street, do and will provide access to two secondary arterials. Each lot is proposed to be served by four internal neighborhood collectors.

    MESA DRIVE is a diagonally running (northeast to southwest) secondary arterial that is located just north of the subject. Access between Mesa Drive and the subject is to be provided by a proposed, interior street, AVENIDA DE LA PLATA. Mesa Drive begins at Mission Avenue near Interstate 5 to the west and ends at North Santa Fe Avenue to the northeast, a distance of some six miles. In the immediate subject area it has a right-of-way width of 84 feet. It is fully asphalt paved and has two travel lanes in each direction, plus left hand turn lanes at its intersections. Bordering the street are concrete curbs, gutters and sidewalks. Street lights are in place as well.

    COLLEGE BOULEVARD is the other secondary arterial located in close proximity to the subject. It is available from AVENIDA EMPRESSA, which ends in a T-intersection in front of the subject at AVENIDA DE LA PLATA. Also, it is accessible from OLD GROVE ROAD, which provides access to the southeast part of the subject via Pine Ridge Road and Bella Collina Street.

    Internal neighborhood collectors that are to serve each of the 111 subject lots include: BELLA COLLINA STREET, NAPOLI STREET, VERONA STREET, AND AVENIDA DE LA PLATA. Each of these streets is to have a right-of-way width of 60 feet. They are to be fully asphalt paved with concrete curbs, gutters and sidewalks in place. Only the easternmost part of Bella Collina Street, serving Lots 55 - 59, exists.

                                       7
                                                        BOZNANSKI & COMPANY
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                                                        SYMPHONY
                                                        OCEANSIDE, CALIFORNIA

TRAFFIC:

    As of June 1994, the City of Oceanside's Engineering Department of Transportation reported that the 24-hour average daily traffic count (ADT) for Mesa Drive was 6,200. The current ADT is estimated by the City to be 10% higher.

    No counts are available for the four internal collectors within the proposed subject development since they are yet to be constructed.























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                                 ENVIRONS
                                 SYMPHONY
                            OCEANSIDE, CALIFORNIA


                                 [PHOTO]






Westerly view across Avenida De La Plata and toward College Boulevard along Mesa Drive. The subject is partially shown left.


                                 [PHOTO]





View east across Avenida De La Plata along Mesa Drive. Shown mid-picture is the owner/developer's Encore project. The subject is located off to the right.



                                      9
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                                 ENVIRONS
                                 SYMPHONY
                            OCEANSIDE, CALIFORNIA




                                 [PHOTO]











Southerly view across Mesa Drive along Avenida De La Plata. The subject is located beyond the existing tract (Encore) in the foreground.


                                 [PHOTO]










View south across Terracina Street along the proposed path of Avenida De La
Plata.


                                       10
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                                LOCAL AREA MAP
                             OCEANSIDE, CALIFORNIA






                                    [MAP]




















                                       11

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                            REGIONAL AREA MAP
                           OCEANSIDE, CALIFORNIA









                                  [MAP]

                                              SYMPHONY
                                              OCEANSIDE, CALIFORNIA

                                 SUBJECT PROPERTY

GENERAL:

      We were provided a title report for a portion of the subject property in the course of this assignment. It covers the 59 lots of Tract 12677 -Mission Santa Fe Parcel 4 - Unit 2. This report is as prepared by First American Title Insurance Company of San Diego, California, is identified as Order No. 980040-6 and is dated June 15, 1990. The ownership, legal description and site description contained herein are as obtained from this document, from available public records, from information provided us by the current (Brehm) and previous (VED) developers, and from our physical inspections of the subject property on June 29, 1990, November 6, 1992, May 12, 1993 and April 25, 1997. The ground and aerial photographs were taken at about the time of our most recent inspection.

OWNER APPARENT/APPRAISED OWNER/ASSESSED OWNER:


      Oceanside Development, Inc.

      c/o National Investors Financial Incorporated
      4675 MacArthur Court
      Suite 1240
      Newport Beach, California 92660

SALES HISTORY:


      According to the San Diego County Assessor, as published by TRW Redi, the 111 subject lots, as well as another 115 lots (Encore), last transferred on November 17, 1993, as recorded on Document No. 774468, for an undisclosed price. The property was acquired by Oceanside Development Incorporated, c/o National Investors Financial Incorporated, from The VED Corporation General Partnership, c/o Bella Collina Ltd.
      and Oceanside Terracina Ltd.

      The VED Corporation purchased Mission Santa Fe Parcel 4, which represents a portion of the overall subject property, from the Mission Santa Fe Investment Company, a California Limited Partnership, for a full price of $1,962,000. This sale recorded in December of 1986 on Document
      No. 265815. The VED Corporation purchased the property with a down payment of $52,000 (2.65%) and by acquiring a first trust deed of $1,910,000 (97.45%). This sale encompasses the 59 lots of Tract 12677 that was originally a part of the VED's Bella Collina project. Thus, the sale price reflected a unit price of $33,254 per lot.


                                      13

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                                                      SYMPHONY
                                                      OCEANSIDE, CALIFORNIA

SALES HISTORY (CONT.):

       The VED Corporation also purchased Mission Santa Fe Parcels 5 and 6, which includes the remaining portion of Symphony (Lots 46-97 of Tract 12797) and Encore (Lots 1-45 of Tract 12797 and Lots 1-92 of Tract 12798), from the Mission Santa Fe Investment Company, a California limited partnership. The total purchase price for both parcels, which encompasses some 189 lots, was $1,974,500 or $10,447 per lot. No other information on this transaction was made known to us.

       We were provided a current, although undated and unsigned purchase agreement by and between Oceanside Development, Inc. (Seller) and Beazer Homes Holding Corporation (Buyer) for the 111-lot subject property. The purported purchase price of $7,492,500 or $67,500 per lot is a gross sale price that includes an agreed upon cost to produce finished, graded lots. Thus, the actual purchase would be reduced by the cost to produce finished, graded lots.

       We are not aware of any other transactions . . . past, present or pending, regarding the subject property.

PROPERTY LOCATION:

       1305-1377, 1302-1366 Napoli Street
       5002-5092, 5001-5107 Bella Collina Street
       4905-4993, 4914-4998 Verona Street

       The subject site is located immediately north of Old Grove Avenue, south of Mesa Drive and east of College Boulevard. It is within the east centralmost part of the city of Oceanside, in the northwestern part of the county of San Diego, California.

       Thomas Brother Guide:         Page 1087; Grid B3, C3 (San Diego County
                                     - 1997)

       Census Tract:                 193 (San Diego SMSA - 1990)

LEGAL DESCRIPTION:

      The subject property is situated in the State of California, County of San Diego, and is described as follows:

      Lots 1 through 59 of Mission Santa Fe Parcel 4 - Unit 2, in the City of Oceanside, County of San Diego, State of California, according to the Map thereof No.


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                                                      SYMPHONY
                                                      OCEANSIDE, CALIFORNIA


LEGAL DESCRIPTION (CONT.):

      12677, as recorded in the Office of the County Recorder of San Diego County; Lots 46 through 97, of Mission Santa Fe Parcels 5 and 6 - Unit 1, in the City of Oceanside, County of San Diego, State of California, according to Map thereof No. 12797, as recorded in the Office of the County Recorder of San Diego County.

ASSESSOR'S DATA (1996-97):

     Assessor's Parcel Nos.:    158-580-01 through 36; 158-581-01 through
                                23; 158-601-01 through 52

     Assessed Values (Land Value)*:

          Land:                 $2,099,125
          Improvements:            -0-
                                ----------
          Total:                $2,099,125

     Tax Rate Area:             7101 and 7025

     Tax Rate:                  $1.01344 per $100 Assessed Value (96-97)

     Taxes:                     $21,273.37 (96-97 est.)
                                $28,900+/-   (Projected)*

     *  Projected tax based on our conclusion of Market Value.

PHYSICAL DESCRIPTION - LAND:

     OVERALL

     Shape: Very irregular (See attached Assessor's Maps and Tract Maps for further definition)

     Dimensions:                See attached Assessor's Maps and Tract Maps for
                                definition

     Area Content:              18.1286 ACRES or 789,680 SF
                                (This total net buildable area was provided us by the subject property's previous owner/ developer)

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                                                      SYMPHONY
                                                      OCEANSIDE, CALIFORNIA

PHYSICAL DESCRIPTION - LAND (CONT.):

     Individual Lot Areas:      Minimum:    5,180 sf
                                Maximum:   11,060 sf
                                Average:    7,114 sf

     Topography:                The overall subject site has a rolling
                                topography that generally slopes downward from south to north.

                                The 59 lots within Mission Santa Fe Parcel 4
                                - Unit 2 are in various stages of the grading process. Lots 27 through 35 slope upward from a street-fronting elevation as low as
                                378.7 feet to a rear yard elevation of
                                430.0+/-feet.  Thus, Lots 1 through 24 and
                                37 through 45 are to have views oriented mainly to the northwest. Lots 25 through 36 and 46 through 59 are to be backed up to a slope. As of November 1993, Lots 1 through
                                25 are blue-top graded.  However, they
                                require re-scarification and
                                re-certification.

                                The 52 lots within Mission Viejo Santa Fe
                                Parcels 5 and 6 -Unit 1 are also in various states of the grading process. Lots 46 through 97 are rough graded. Lots 67 through 77 and Lots 88 through 97 are expected to have average views.

     Soils: We are in receipt of a "Geotechnical Grading Plan Review" including addendums and revisions, for the entire land area owned by the VED Corporation, including their two other developments, Bella Collina and Encore. All of these documents are as prepared by Pacific Soils Engineering, Inc., of San Diego, California, are identified as Work Order 400134. The earliest report was prepared on August 30, 1988, and the latest was prepared on April 25, 1990.

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

                                                      SYMPHONY
                                                      OCEANSIDE, CALIFORNIA


PHYSICAL DESCRIPTION - LAND (CONT.):

                                The "Geotechnical Grading Plan Review" is based on a review of numerous geotechnical reports prepared by Leighton and Associates, Inc. and on grading plans as prepared by Hunsaker and Associates. In addition, this report is based on subsurface work as performed by Pacific Soils Engineering, Inc.

                                Upon review of all three sources, it was found that the subject site was suitable for the intended development subject to the conditions and recommendations of the referenced engineer. In addition, the proposed development was not anticipated to adversely affect the gross stability of the natural slopes.

                                According to the Job Cost Reports provided us, Brehm has incurred costs for soils engineering and erosion control.

EPA Superfund
  (CERCLIS):                    No (As of January 1993)

Hazardous Substances:           Unless otherwise stated in this report, the
                                existence of hazardous substances, including without limitation asbestos, polychlorinated biphenyl's, petroleum leakage, or agricultural chemicals, which may or may not be present on the property, or other environmental conditions, were not called to the attention of nor did the appraiser become aware of such during the appraiser's inspection. The appraiser has no knowledge of the existence of such materials nor in the property unless otherwise stated. The appraiser, however, is not qualified to test

                                                      BOZNANSKI & COMPANY

                                                      SYMPHONY
                                                      OCEANSIDE, CALIFORNIA


PHYSICAL DESCRIPTION - LAND (CONT.):

                                such substances or conditions. If the presence of such substances, such as asbestos, urea formaldehyde foam insulation, or other hazardous substances or environmental conditions, may affect the value of the property, the value estimated is predicated on the assumption that there is no such condition on or in the property or in such proximity thereto that it would cause a loss in value. No responsibility is assumed for any such conditions, nor for any expertise or engineering knowledge required to discover them.

     Access: Each of the 111 lots are to be accessible across a concrete paved driveway apron. These driveways are to be reached by one of the following public internal neighborhood collectors: Bella Collina Street, Napoli Street and Verona Street. With an exception to a small portion of Bella Collina Street, these streets do not exist.

                                Bella Collina Street is in place along the frontage of Lots 55-59 of Tract 12677. It provides access to Old Grove Road from Pine Ridge Road.

     Utilities:                 As of November 1993, there are both wet and dry
                                utilities available to Lots 55-59.

                                Water and sewer lines are in place along
                                Napoli, Verona and Terracina streets, as well as the northerly part of Avenida de la Plata. They are connected to main lines along Mesa Drive.

                                                      BOZNANSKI & COMPANY

                                                      SYMPHONY
                                                      OCEANSIDE, CALIFORNIA


PHYSICAL DESCRIPTION - LAND (CONT.):

                                According to the Job Cost Reports provided us, Brehm has incurred costs for joint utility trenching, storm drains and water. Also, some fees have been paid.

     Easements:                 There are no known or apparent easements
                                along or across the various subject lots that would affect their highest and best use development. The title report indicates various easements for road, storm drains and public utility purposes along and across various portions of Mission Santa Fe Parcel 4.
                                However, we conclude that these easement areas would not adversely affect the ultimate development of the subject property in the manner proposed, so long as these easement areas are taken into account in the development, which it appears that they have been.

     Offsite Improvements:      As of November 1993, only a small portion
                                (335+/- feet) of Bella Collina Street existed.
                                The remaining street area did not exist. The site area proposed for street use is either raw land, rough graded or as cut-out within blue-top graded lots.


                                Each of the three streets that are to serve the 111 lots are to have full offsite improvements. Such improvements include: full asphalt street paving, concrete curbs, gutters, sidewalks and street lights.

     Flood Hazard:              The Federal Emergency Management Agency
                                (FEMA), through the National Flood
                                Insurance Program, publishes flood
                                isurance rate maps. A map identified as Community-Panel Number 060294-0012C,

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

                                                      SYMPHONY
                                                      OCEANSIDE, CALIFORNIA


PHYSICAL DESCRIPTION - LAND (CONT.):

                                dated June 18, 1987, indicates that the
                                subject property is located in Flood
                                Zone X, an area determined to be outside of the 500-year flood zone.

     Earthquake Hazard:         The subject property, as well as the entire
                                city of Oceanside, is not located in an
                                Earthquake Fault Zone as specified by the Alquist-Priolo Earthquake Fault Zoning Act.

PHYSICAL DESCRIPTION - IMPROVEMENTS:

     EXISTING

     Currently, the overall subject site does not have any building improvements.

     PROPOSED

     Proposed to be developed within the Symphony project by the current developer, Brehm Communities, are five types of detached single family homes. They are summarized as follows:

                    NO.       SIZE (SF)

                     1           1,821
                     2           2,265
                     3           2,371
                     4           2,552
                     5           2,847

     Although details of these proposed homes were not provided us, we anticipate that they will be similar to and/or slightly superior to Brehm's ongoing project (Encore) to the subject's immediate north.

     These detached homes will have a large front yard setback. They will be built of frame and stucco construction with some exterior wood siding. The homes will be constructed on concrete slab foundations and have both gable and hip roofs. Fireplace structures are to be enclosed. They will have three-car garages.

                                                      BOZNANSKI & COMPANY

                                                      SYMPHONY
                                                      OCEANSIDE, CALIFORNIA

PHYSICAL DESCRIPTION - IMPROVEMENTS (CONT.):

     Copies of floor plans and elevations were not provided us. However, the features anticipated to be included in these homes are presented as follows:

     Exterior

             Tile Roof
             Painted Stucco Exterior
             Concrete Driveway and Walkways
             Concrete Patios
             Side and rear yard fencing
             Front yard landscaping

     Kitchen

             Dual Self-Cleaning Oven
             Automatic Dishwasher
             Garbage Disposal
             Trash Compactor
             Microwave Oven
             Wood Cabinets
             Pantry
             Ceramic Tile Counter Tops
             Sheet Vinyl Floor
             Island Counters

     Master Bedroom

             Double Entry Doors
             Retreats
             Dual Basin Sinks
             Ceramic Tile Counter Tops
             Oval Acrylic Tub with Ceramic Tile Wainscot
             Separate Stall Shower with Ceramic Tile Wainscot
             Walk-In Closet
             Mirrored Wardrobe Doors
             Optional Fireplaces

                                                      BOZNANSKI & COMPANY

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                                                      SYMPHONY
                                                      OCEANSIDE, CALIFORNIA


PHYSICAL DESCRIPTION - IMPROVEMENTS  (CONT.):

     Interior

             Ceramic Tile Entry
             Carpeting in all other living areas
             Volume Ceilings
             Forced Air Heating
             Fireplaces

     Bathrooms

             Sheet Vinyl Floor Finish
             Cultural Marble Countertops
             Acrylic Tubs with Ceramic Tile Wainscot
             Single to Dual Basin Sinks

     Optional Items

             Air Conditioning
             Mirrored Wardrobe Doors
             Garage Door Openers

ZONING:

     LOTS 1 TO 59, TRACT 12677

     RE-B (Residential Estate B); as per City of Oceanside Property Development Regulations.

     The purpose of this zone is to establish standards for single family residential development. All dwelling units shall have a minimum lot area per dwelling of not less than 10,000 sf. Setbacks are as follows: front -25 feet, side - 7.5 feet and rear - 20 feet. Lot width shall be a minimum of 70 feet. Maximum lot coverage is set at 30%.

     This single family residential zone is in conformance with the City's General Plan requirements.

     The overall subject development has received city of Oceanside approval and is in full conformance with all applicable zoning criteria.


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                                                      SYMPHONY
                                                      OCEANSIDE, CALIFORNIA


ZONING (CONT.):

     LOTS 46 TO 96, TRACT 12797

     RS-HD (Single Family Residential - Hillside Development); as per City of Oceanside Property Development Regulations.

     The purpose of this zone is to establish standards for single family residential development. All dwelling units shall have a minimum lot area per dwelling of not less than 6,000 sf. Setbacks are as follows:
     front - 20 feet, side - 5 feet and rear - 15 feet. Lot width shall be a minimum of 60 feet. Maximum lot coverage is set at 40%.

     This single family residential zone is in conformance with the City's General Plan requirements.

     The overall subject development has received approval from the city of Oceanside and is in full conformance with all applicable zoning criteria.

PRESENT USE AND OCCUPANCY:

     Currently, the overall subject property is vacant and is in the preliminary stages of the grading process.

HIGHEST AND BEST USE:

     DEFINITION

     Highest and best use is defined as that reasonable and probable use that will support the highest present value, as presently defined, as of the date of the appraisal. Alternately, it is that use, from among reasonably probable and legal alternate uses found to be physically possible, appropriately supportive, financially feasible, and which results in highest land value.

     PHYSICALLY POSSIBLE

     The subject property is located in the east central part of the city of Oceanside, in an area characterized by rolling topography. The site had been partially graded for detached single family residential development.


                                      23

                                                      BOZNANSKI & COMPANY

                                                      SYMPHONY
                                                      OCEANSIDE, CALIFORNIA

HIGHEST AND BEST USE (CONT.):

     LEGALLY PERMISSIBLE

     The subject property and its immediately surrounding parcels and are zoned from medium to high density residential development. The City also had established certain areas for open space.

     FINANCIALLY FEASIBLE

     GENERAL

     Financial feasibility takes into consideration neighborhood land use trends, competition, value trends, and factors of supply and demand relative to various alternate uses that are physically possible and legally permissible.

     LAND USE TRENDS

     The subject development is located in the east central portion of the city of Oceanside. It is just to the north and west of the city of Vista and some five miles east of downtown Oceanside. This area is primarily zoned for planned residential development. There are areas zoned for scenic parks and small commercial developments here also. The immediate area surrounding the subject is being built-up with single family residences similar to that proposed for the subject property.

     Immediately south of the subject, across Old Grove Road (Temple Heights Drive), is currently existing detached single family residential developments within the master planned community of Rancho Del Oro. This 2,000-acre master-planned community is to have some 4,400 residential units, three town centers (retail) and 780 acres of industrial land.
     The community is expected to be built out in the year 2005. As part of this development is an elementary school and park, both located to the west of the subject.

     Ongoing developments within the immediate area that are not a part of Rancho Del Oro include the previous subject owner/developer's two developments, Bella Collina and Encore. Further north, across Mesa Drive, is the recently sold-out development of Centex Homes, Northview. It was developed on lots acquired from the RTC which were previously owned by Friedman Homes.

                                          24
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                                                      SYMPHONY
                                                      OCEANSIDE, CALIFORNIA

HIGHEST AND BEST USE (CONT.):

     Commercial development serving these homes are located along Oceanside Boulevard and College Boulevard. Found here are two neighborhood shopping centers, one with a major grocery tenant. Similar centers have been constructed on the two sites at the westerly corners of Mission Avenue and College Boulevard. One is anchored by Wal-Mart. A small site located to the immediate northwest of the subject is zoned for commercial use, but is currently vacant.

     The large and sprawling Gaujome County Regional Park is located northeast of the subject, across North Santa Fe Avenue.

     COMPETITION

     According to a competitive audit of the Coastal North sub-market of San Diego County as prepared by the Meyers Group for the first quarter of 1997, there are a total of 14 active tracts that are offering detached residences for sale in the city of Oceanside. These 14 tracts had a total project size of 1,469 units, with an average size of 105 units. As of March 1997, they had released a total of 1,223 units. Thus, 246 units were proposed. Since the fourth quarter of 1993, the number of projects and number of units released have decreased by 51% and 36%.

     VALUE TRENDS

     According to the Meyers Group, the weighted average price for detached residences for the entire Oceanside sub-market for the first quarter of 1997 is $214,006 for a 2,213 sf residence. This weighted average is some $2,654 higher than the average reported for the fourth quarter of 1993 for a similar sized residence.

     SUPPLY AND DEMAND

     According to the Meyers Group, there were a total of 161 sales during the second quarter of 1997 for the Oceanside submarket. This total reflects an average sales rate of about 2.32 units per month.

     HIGHEST AND BEST USE - "AS VACANT"

     Considering the subject's site size, topography, zoning and the fact that sale prices of residences contribute to the value of the underlying land, we conclude that the subject 111-lot subdivision is best be utilized for low density residential development.

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                           MISSION SANTE FE PARCELS

                  CITY OF OCEANSIDE, COUNTY OF SAN DIEGO

                              INDEX MAP

                       (SEE SHEET 3 FOR PROCEDURE)
















                                     [MAP]















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                                    [MAP]



                 MAP 12677 - Mission Santa Fe PCL-4 Unit 2



















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                                       [MAP]



                     MAP 12677 - Mission Santa Fe PCL-4 Unit 2

                                   [MAP]



            MAP 12797 - Mission Santa Fe Parcels 5 & 6 - Unit 1

                                      [MAP]



                                    ZONE MAP

                               Oceanside, California

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                               [AERIAL PHOTOGRAPH]

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                                SUBJECT PROPERTY
                                   SYMPHONY
                             OCEANSIDE, CALIFORNIA









                                     [PHOTO]
















Northeasterly view from the intersection of Avenida De La Plata and Avenida Empressa across the subject property.

                           SUBJECT PROPERTY
                               SYMPHONY
                         OCEANSIDE, CALIFORNIA







                                [PHOTO]







View southeast across the intersection of Avenida De la Plata and Terracina Street at the subject property.

                           SUBJECT PROPERTY
                               SYMPHONY
                         OCEANSIDE, CALIFORNIA







                                [PHOTO]



















View west from the intersection of Pine Ridge Road and Bella Collina Street at the four essentially finished lots (Lots 55 - 59).

                                                      SYMPHONY
                                                      OCEANSIDE, CALIFORNIA
                                VALUATION

APPROACH TO VALUE:

     Our valuation task in this analysis is to establish the market value of 111-lot subject property as it currently exists. It currently exists as a partially graded subdivision with partial wet utilities and recorded tract map.

     Our analysis of the market value of the site will consider the Market Data or Sales Comparison Approach. Because the data we uncovered includes land in the various stages of the site development and entitlement process, we are also considering a land residual analysis. This analysis provides a value of a property at a current point in time by first estimating its total cost or value indication when finished and then subtracting all costs required to develop to its finished state, which can be either finished land or finished product (i.e. house).

     The residual land analysis that utilizes a finished product value considers the proposed plans for the subject, which includes five homes ranging in size from 1,821 sf to 2,847 sf, with an average of 2,379 sf. The proposed homes will be compared to similar types of detached residential developments located within the city of Oceanside. We looked for residences ranging in size from about 1,800 sf to 2,850 sf, which is similar to the product range that is proposed to be offered at the subject property. The Aggregate Retail Value of the proposed subject development, on an overall basis, has been estimated by utilizing the Market Data or Sales Comparison Approach.

     All market data items have been verified by one or more sources considered to be reliable, including parties in the transaction, brokers familiar with the transaction, COMPS, Inc., or other market data reporting sources, and/or by full value documentary stamps on deeds followed by the County Assessor's re-evaluation in the public records.

     NON-ECONOMIC VALUE

     The subject parcel does not appear to have any intrinsic, natural, cultural or scientific value, based upon our inspection and investigation, and in the course of our analysis we have not been made aware by any government agency or professional group of the potential for such value.

                                     35
                                                        BOZNANSKI & COMPANY

                                                      SYMPHONY
                                                      OCEANSIDE, CALIFORNIA

MARKET DATA APPROACH - LAND:

     Our opinion of land value is resultant from a search for and an analysis of the residential land sales that occurred within the city of Oceanside and its surrounding areas.

     As a result of our search, six comparables were found that can be applied in our analysis of the subject property. Five of the six are located within the city of Oceanside. They sold between July of 1993 and April of 1997, with no more pertinent transactions known to us.
     They sold at unit prices of $21,384 to $87,500 per lot. However, these prices reflect land in the various stages of the site development and entitlement process. Also, four of the six reported finish lot costs of $46,384 per lot to $87,500 per lot, including school fees.

     The six comparables are summarized in chart form (Table 5) and presented toward the rear of this section. A map that geographically locates each comparable in relation to the subject is also presented. Finally, each sale is described in detail within a market data sheet.

     Each sale is further discussed as follows:

     COMPARABLE NOS. 1a, 1b, AND 1c represent separate transactions within a takedown whereby the sale price of the lots was established in August of 1996. The three properties are located within a gate-guarded community known as Ocean Hills At Leisure Village in Oceanside. This area is considered slightly superior to the subject area. The three sales occurred between August 1996 and April of 1997. They are zoned for medium to high-density residential development and were reported to have average lot sizes of 4,500 sf. A total of 70 lots sold in these transactions at prices that average $57,361 per lot. They sold as finished lots. About half of these lots have views considered similar to the subject property. Considering their smaller average lot size, these comparables are considered inferior to the subject.

     COMPARABLE NO. 2 is a 215-lot subdivision that is located adjacent to the Castle Creek Country Club, within unincorporated county territory, east of the 15 Freeway. This property sold as essentially vacant land with all offsites available to the site. These lots have since been finished and are currently being improved with a detached single family residential development on lots having an average

                                     36
                                                        BOZNANSKI & COMPANY

                                                      SYMPHONY
                                                      OCEANSIDE, CALIFORNIA

MARKET DATA APPROACH - LAND (CONT.):

     size of about 5,000 sf. Less than half these lots have frontage along the golf course. This property sold in July of 1995 at an all cash price of $6,143,000 or $28,572 per lot. The finished lot cost was reported between $56,500 to $57,000 per lot, not including a $4,000 per lot assessment for sewers. The finished lot cost does include school fees.

     COMPARABLE NO. 3 consists of a 159-lot subdivision located along the north side of Via Rancho Road, northwest of Mesa Drive, in close proximity to the subject property. This essentially level site sold as essentially vacant land with perimeter offsite improvements in place. These 159 lots have an average area of 4,383 sf, and a minimum lot size of 2,500 sf. It sold in January of 1995 at a total price of $3,400,000 or $21,384 per lot. Its finished lot cost was reported at $46,384 per lot. School fees for this project have been waived.

     COMPARABLE NO. 4 is a 97-lot subdivision that is located along Palmera and Woodhaven drives and Paseo Hermosa, just east of the subject property. This site is similar to the subject property in that it has an average lot size of 10,000 sf. Also, it has a rolling topography. It sold as vacant land, with all offsite improvements required. It sold in November of 1994 under apparently normal marketing conditions at an all cash price of $2,500,000 or $25,773 per lot. We were unable to confirm this project's finished lot cost estimate.

     COMPARABLE NO. 5 is located at the southeast quadrant of Ivey Ranch Road and Via Rancho Road, in the city of Oceanside, in an area considered similar. It is located within the same master plan development as Comparable No. 3. Thus, school fees for this site are assumed to have been waived. This property consists a 148-lot subdivision with minimum lot sizes of 5,000 sf. It sold as rough graded land with approved tentative tract map allowing the development of 148 single family residences. It sold in August of 1994 at an all cash price of $4,400,000 or $29,730 per lot. Again, we were unable to confirm the finished lot cost for this development, which is currently being improved by Centex Homes, the same owner/developer as Comparable No. 2.

     COMPARABLE NO. 6 consists of a 24-lot subdivision located along Cyrus Way, in the city of Oceanside, in an area considered superior. These 24 lots are located on a hilltop, with most having very good views. The average lot size for this development was reported at 6,000 sf. This property sold in July of 1994 as finished land at a total price of $2,100,000 or $87,500 per lot.

                                     37
                                                        BOZNANSKI & COMPANY

                                                      SYMPHONY
                                                      OCEANSIDE, CALIFORNIA

MARKET DATA APPROACH - LAND (CONT.):

     With its partially graded land, partial wet utilities, recorded tract map, average lot size of 7,114 sf (net) and hillside topography, the subject is considered most similar to Comparable Nos. 3 - ($25,773/lot) and Comparable No. 4 - ($29,730/lot). Considering that land values have decreased an estimated 5% since these sales, therefore, we estimate a value indication for the subject within a range of about $23,750 TO $28,500 PER LOT OR WITHIN AN OVERALL VALUE RANGE OF $2,636,000 TO $3,164,000. Because an exact determination of their status was not available, however, the above value range will be checked against value indications from a residual analysis.

     A finished land value indication for the subject, which will be utilized in the following residual land analysis, is primarily based on Comparable Nos. 1, 2 and 6. Considering that 53 of the subject lots have good views, their best indication of value is Comparable No. 6, at $87,500 per lot. Comparable No. 1, which includes three sales of a takedown, which average about $58,000 per lot, are most similar to the subject's other 58 lots. However, both Comparable Nos. 1 and 6 are located in areas considered slightly superior.

     Our analysis also considers the purported offer to purchase the subject by Beazer Homes at a finished lot cost of $67,500 per lot, less all costs required to complete the lots as finished and graded.

     Therefore, we conclude that the subject's finished land value indication is $67,500+ or minus PER LOT, including school fees.

RESIDUAL LAND ANALYSIS:

     GENERAL

     Our residual land analysis will include two separate scenarios. The first will utilize a finished land value estimate and the second will utilize a finished product (land plus home plus site improvements) as a basis from which to back out all necessary costs to arrive at these finished values. Each scenario is further discussed as follows.

     SCENARIO 1

     As previously determined, our finished land value for the 111-lot subject property as of May 15, 1997, is $67,500 per lot or $7,492,000.

                                     38
                                                        BOZNANSKI & COMPANY

                                                      SYMPHONY
                                                      OCEANSIDE, CALIFORNIA

RESIDUAL LAND ANALYSIS (CONT.):

     The costs required to bring the subject to a finished land status is based on a Job Cost Report provided us as prepared by the proposed builder, Brehm Communities. These costs were prepared as of March 31, 1997. (A summary of these costs is presented toward the rear of this section.)

     Brehm's remaining site development costs, which are net of incurred costs, are summarized as follows:

              Category                Total             Per Lot
           ----------------         ----------          -------
           Indirect Costs           $1,800,676          $16,222
            (w/school fees)

           Direct Costs             $1,912,469          $17,229
                                    ----------          -------
           Subtotal                 $3,713,145          $33,452

     In addition to indirect and direct costs, the residual analysis considers the owner/developer's profit. Based on the previous owner/developer's April 1993 profit estimate of 12.8%, and interviews with other owner/developers in the area, we will consider a profit of 12.5%.

     Thus, the subject's land value as of May 15, 1997, as determined by the Residual Method, is calculated as follows:

                                        Total         Per Lot         %
                                     -----------      --------      -----
     Finished Land Value             $ 7,492,500      $ 67,500      100.0%

     Site Development Costs

            Indirect                  (1,800,676)      (16,222)      24.0%

            Direct                    (1,912,469)      (17,229)      25.5%
     Developer's Profit (12.5%)         (936,563)       (8,438)      12.5%
                                     -----------      --------      -----
     Residual Land Value Indication  $ 2,842,792      $ 25,611       37.9%
                            Rounded  $ 2,843,000      $ 25,613       37.9%

                                          39
                                                             BOZNANSKI & COMPANY

                                                      SYMPHONY
                                                      OCEANSIDE, CALIFORNIA

RESIDUAL LAND ANALYSIS (CONT.):

     Therefore, the value indication as determined in Scenario 1 (finished land to "as is" land as of May 15, 1997) is estimated at $25,613 per lot or $2,843,000.

     SCENARIO 2

     This, the second land residual analysis, will establish an aggregate retail value of the 111 residences as if they were built as of May 1997, based on the developer's proposed product type and mix. For the 111 lots, Brehm is planning on developing detached residences ranging is size from 1,821 sf to 2,847 sf, with a weighted average of 2,379 sf. Similar to the preceding residual analysis, we will utilize a non-discounted, aggregate retail value, assuming no change in time within a static model. The model assumes no change in price over time nor any discounting.

     Our opinion of value of the proposed 111 detached residences is resultant from a search for and an analysis of similar type tracts within Oceanside that are being offered for sale.

     As a result of our investigations, three residential tracts were found that can be applied in our analysis of the subject. These three represent low density projects that are improved with detached residences having areas of 1,768 sf to 2,740 sf. Base prices range from a low of $116,900 to a high of $218,000, revealing unit prices of $74.23 per square foot (psf) to $94.40 psf.

     At the end of this sections is a summary (Table 6) of the comparable residential tract survey we conducted on the three comparable developments in the Oceanside area. Also found here is a market data map that geographically relates each comparable to the subject.

     For each of these comparables we have a two- to three-page summary, which includes such salient facts and figures as: project name, tract number, location, project description, lot size, development status, association dues and taxes, improvement description, sale prices, lot premiums, incentives and absorption.

     Following each summary are copies of building plans and building elevations as well as actual photographs of the various plans discussed for each respective development.

                                          40
                                                        BOZNANSKI & COMPANY

                                                           SYMPHONY
                                                           OCEANSIDE, CALIFORNIA

RESIDUAL LAND ANALYSIS (CONT.):

     MARKET SURVEY SUMMARY

     The following data summarizes the market conclusions reached in the course of our residential market survey.

     COMPARABLE NO. 1 represents a 137-unit detached residential tract known as Encore. As of April 1997, base prices were as follows:

                      --------------------------------------
                                    ENCORE
                      --------------------------------------
                      Plan  Size (sf) Base Price    Price/Sf
                      --------------------------------------
                       1     1,768     $166,900     $  94.40
                       2     1,944     $174,900     $  89.97
                       3     2,284     $189,900     $  83.14
                       4     2,440     $199,900     $  81.93
                      --------------------------------------

     SALES ACTIVITY: 107 units sold in 53 months at an average rate of 2.02 units per month. For the first quarter of 1997, the sales rate was reported at 2.12 units per month.

     CONCESSIONS:  Incentives were reported at $5,000 to $7,500.

     PROJECT COMPARABILITY: This project is a development of Brehm, and is located immediately adjacent to the proposed subject development. It is located below the grade of Symphony and is considered to represent a lower end project.

     COMPARABLE NO. 2 is a 104-unit project more commonly known as Northview
     II.  It is summarized as follows:

                      --------------------------------------
                                  NORTHVIEW II
                      --------------------------------------
                      Plan  Size (sf) Base Price    Price/Sf
                      --------------------------------------
                       1     2,003     $188,900     $  94.35
                       2     2,439     $190,990     $  74.23
                       3     2,573     $207,990     $  78.84
                       4     2,740     $206,990     $  75.54
                      --------------------------------------

                                     41
                                                           BOZNANSKI & COMPANY

                                                           SYMPHONY
                                                           OCEANSIDE, CALIFORNIA

RESIDUAL LAND ANALYSIS (CONT.):

     SALES ACTIVITY: 103 units sold in 19 months at an average of 5.42 units per month. For the first quarter of 1997, the sales rate was reported at 1.48 units per month.

     CONCESSIONS: The average concession was reported at $5,000, including upgrades and closing costs.

     PROJECT COMPARABILITY: This project represents an extension of the Northview project, which is located immediately north of the subject, across Mesa Drive. Although the models remained at this location, the production homes were built in an area considered slightly inferior. (See Land Comparable No. 4.)

     COMPARABLE NO. 3 is a 153-unit project that is known as Bridalgate Park. It is summarized as follows:

                      --------------------------------------
                               BRIDALGATE PARK
                      --------------------------------------
                      Plan  Size (sf) Base Price   Price/Sf
                      --------------------------------------
                       1     1,920     $181,000     $94.27
                       2     2,103     $189,500     $90.11
                       3     2,325     $204,000     $87.74
                       4     2,602     $213,500     $82.05
                      --------------------------------------

     SALES ACTIVITY: 65 units have sold in a 34.5+/-month period at an average of 1.88 units per month. For the first quarter of 1997, the sales rate was reported at 5.8 units per month.

     CONCESSIONS:   $2,000 to $5,000

     PROJECT COMPARABILITY: This project is located in an area considered inferior, Access is difficult. Also, it does not have any view lots.

     The following charts (Tables 1 through 5) adjust these comparables relative to the subject in a sequential manner for various elements. The base list price is adjusted for numerous factors, including: concessions/incentives, living area, bedrooms, bathrooms, number of garages, lot size, and quality of construction.

                                     42
                                                           BOZNANSKI & COMPANY

--------------------------------------------------------------------------------------------
                                SALES PRICE ADJUSTMENT GRID - TABLE 1
                                      RE:  PLAN ONE
--------------------------------------------------------------------------------------------
                      SUBJECT        COMPARABLE         COMPARABLE         COMPARABLE
                                        NO. 1              NO. 2              NO. 3
Development           Symphony         Encore           Northview II     Bridalgate Park
--------------------------------------------------------------------------------------------
Plan                  One            Two                One              One
--------------------------------------------------------------------------------------------
Sale Price            xxxx           $174,900           $188,900         $185,000
--------------------------------------------------------------------------------------------

                                          ADJUSTMENTS
--------------------------------------------------------------------------------------------
Concessions              None      Yes       (5,000)  Yes       (5,000)   Yes       (3,500)
--------------------------------------------------------------------------------------------
Living Area ($37/psf)    1,821 sf  1,944 sf  (4,551)  2,003 sf  (5,254)   1,920 sf  (3,663)
--------------------------------------------------------------------------------------------
Bedrooms ($1,000)        Unk.      3         -0-      3         -0-       4         -0-
--------------------------------------------------------------------------------------------
Bathrooms ($3,000)       Unk.      2         -0-      2         -0-       2         -0-
--------------------------------------------------------------------------------------------
Garage ($5,000)          Unk.      3-car     -0-      3-car     -0-       3-car     -0-
--------------------------------------------------------------------------------------------
Improv. Quality          Good      Similar   -0-      Similar   -0-       Similar   -0-
--------------------------------------------------------------------------------------------
Appeal                   Good      Similar   -0-      Similar   -0-       Similar   -0-
--------------------------------------------------------------------------------------------
Other                    None      None      -0-      None      -0-       None      -0-
--------------------------------------------------------------------------------------------
Total Adjustment                             (9,551)            (10,254)            (7,163)
--------------------------------------------------------------------------------------------
INDICATED VALUE                              $170,349           $178,646            $177,837
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
                                SALES PRICE ADJUSTMENT GRID - TABLE 2
                                      RE:  PLAN TWO
--------------------------------------------------------------------------------------------
                      SUBJECT        COMPARABLE         COMPARABLE         COMPARABLE
                                        NO. 1              NO. 2              NO. 3
Development           Symphony         Encore           Northview II     Bridalgate Park
--------------------------------------------------------------------------------------------
Plan                  Two            Three              One              Two
--------------------------------------------------------------------------------------------
Sale Price            xxxx           $189,900           $188,990         $193,000
--------------------------------------------------------------------------------------------

                                          ADJUSTMENTS
--------------------------------------------------------------------------------------------
Concessions              None      Yes       (5,000)  Yes       (5,000)   Yes       (3,500)
--------------------------------------------------------------------------------------------
Living Area ($37/psf)    2,265 sf  2,284 sf  (703)    2,003 sf  +9,694    2,105 sf  +5,994
--------------------------------------------------------------------------------------------
Bedrooms ($1,000)        Unk.      4         -0-      3         -0-       4         -0-
--------------------------------------------------------------------------------------------
Bathrooms ($3,000)       Unk.      2.5       -0-      2         -0-       3         -0-
--------------------------------------------------------------------------------------------
Garage ($5,000)          3-car     3-car     -0-      3-car     -0-       3-car     -0-
--------------------------------------------------------------------------------------------
Improv. Quality          Good      Similar   -0-      Similar   -0-       Similar   -0-
--------------------------------------------------------------------------------------------
Appeal                   Good      Similar   -0-      Similar   -0-       Similar   -0-
--------------------------------------------------------------------------------------------
Other                    None      None      -0-      None      -0-       None      -0-
--------------------------------------------------------------------------------------------
Total Adjustment                             (5,703)            +4,694              +2,494
--------------------------------------------------------------------------------------------
Indicated Value                              $184,197           $193,684            $195,494
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
                                SALES PRICE ADJUSTMENT GRID - TABLE 3
                                      RE:  PLAN THREE
--------------------------------------------------------------------------------------------
                      SUBJECT        COMPARABLE         COMPARABLE         COMPARABLE
                                        NO. 1              NO. 2              NO. 3
Development           Symphony         Encore           Northview II     Bridalgate Park
--------------------------------------------------------------------------------------------
Plan                  Three          Three              Two              Three
--------------------------------------------------------------------------------------------
Sale Price            xxxx           $189,900           $190,990         $205,000
--------------------------------------------------------------------------------------------

                                          ADJUSTMENTS
--------------------------------------------------------------------------------------------
Concessions              None      Yes       (5,000)  Yes       (5,000)   Yes       (3,500)
--------------------------------------------------------------------------------------------
Living Area ($37/psf)    2,371 sf  2,284 sf  +3,219   2,573 sf  (7,474)   2,325 sf  +1,702
--------------------------------------------------------------------------------------------
Bedrooms ($1,000)        Unk.      4         -0-      4         -0-       5         -0-
--------------------------------------------------------------------------------------------
Bathrooms ($3,000)       Unk.      2.5       -0-      2.5       -0-       3         -0-
--------------------------------------------------------------------------------------------
Garage ($5,000)          3-car     3-car     -0-      3-car     -0-       3-car     -0-
--------------------------------------------------------------------------------------------
Improv. Quality          Good      Similar   -0-      Similar   -0-       Similar   -0-
--------------------------------------------------------------------------------------------
Appeal                   Good      Similar   -0-      Similar   -0-       Similar   -0-
--------------------------------------------------------------------------------------------
Other                    None      None      -0-      None      -0-       None      -0-
--------------------------------------------------------------------------------------------
Total Adjustment                             (1,781)            (12,474)            (1,798)
--------------------------------------------------------------------------------------------
Indicated Value                              $188,119           $178,516            $203,202
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
                                SALES PRICE ADJUSTMENT GRID - TABLE 4
                                      RE:  PLAN FOUR
--------------------------------------------------------------------------------------------
                      SUBJECT        COMPARABLE         COMPARABLE         COMPARABLE
                                        NO. 1              NO. 2              NO. 3
Development           Symphony         Encore           Northview II     Bridalgate Park
--------------------------------------------------------------------------------------------
Plan                  Four           Four               Three            Four
--------------------------------------------------------------------------------------------
Sale Price            xxxx           $199,900           $207,990         $218,000
--------------------------------------------------------------------------------------------

                                          ADJUSTMENTS
--------------------------------------------------------------------------------------------
Concessions              None      Yes       (5,000)  Yes       (5,000)   Yes       (3,500)
--------------------------------------------------------------------------------------------
Living Area ($37/psf)    2,552 sf  2,440 sf  +4,144   2,638 sf  (3,182)   2,602 sf  (1,850)
--------------------------------------------------------------------------------------------
Bedrooms ($1,000)        Unk.      5         -0-      4         -0-       5         -0-
--------------------------------------------------------------------------------------------
Bathrooms ($3,000)       Unk.      5         -0-      3         -0-       3         -0-
--------------------------------------------------------------------------------------------
Garage ($5,000)          3-car     3-car     -0-      3-car     -0-       3-car     -0-
--------------------------------------------------------------------------------------------
Improv. Quality          Good      Similar   -0-      Similar   -0-       Similar   -0-
--------------------------------------------------------------------------------------------
Appeal                   Good      Similar   -0-      Similar   -0-       Similar   -0-
--------------------------------------------------------------------------------------------
Other                    None       None     -0-      None      -0-       None      -0-
--------------------------------------------------------------------------------------------
Total Adjustment                             (856)              (8,182)             (5,350)
--------------------------------------------------------------------------------------------
Indicated Value                              $199,044           $199,808            $212,650
--------------------------------------------------------------------------------------------

-------------------------------------------------------------------------
                  SALES PRICE ADJUSTMENT GRID - TABLE 5
                              RE:  PLAN FIVE
-------------------------------------------------------------------------
                      SUBJECT        COMPARABLE         COMPARABLE
                                        NO. 2              NO. 3
Development           Symphony       Northview II     Bridalgate Park
-------------------------------------------------------------------------
Plan                  Five           Four               Four
-------------------------------------------------------------------------
Sale Price             xxxx          $206,900            $218,000
-------------------------------------------------------------------------

                               ADJUSTMENTS
-------------------------------------------------------------------------
Concessions              None      Yes       (5,000)  Yes       (3,500)
-------------------------------------------------------------------------
Living Area ($37/psf)    2,847 sf  2,740 sf  +3,959   2,602 sf  +9,065
-------------------------------------------------------------------------
Bedrooms ($1,000)        Unk.      5         -0-      5         -0-
-------------------------------------------------------------------------
Bathrooms ($3,000)       Unk.      3         -0-      3         -0-
-------------------------------------------------------------------------
Garage ($5,000)          3-car     3-car     -0-      3-car     -0-
-------------------------------------------------------------------------
Improv. Quality          Good      Similar   -0-      Similar   -0-
-------------------------------------------------------------------------
Appeal                   Good      Similar   -0-      Similar   -0-
-------------------------------------------------------------------------
Other                    None      None      -0-      None      -0-
-------------------------------------------------------------------------
Total Adjustment                             (1,041)            +5,565
-------------------------------------------------------------------------
Indicated Value                              $205,859           $223,565
-------------------------------------------------------------------------

                                                           SYMPHONY
                                                           OCEANSIDE, CALIFORNIA

RESIDUAL LAND ANALYSIS (CONT.):

     Concessions typically account for the difference between the asking and actual base sale price. For most developments, however, homes are selling at or near their asking price, with no concessions being granted. Living area adjustments are based on a typical unit cost basis of $37.00 per sf, which is the same as the cost as reported by Brehm. Adjustments for such items as number of bedrooms, bathrooms and garages are estimates based on paired sales and discussions with sales representatives.

     Table No. 1 reveals value indications of $170,349 to $178,646, with an average of $175,611, for the subject's Plan One.

     Value indications of $184,197 to $195,494, with an average of $191,125, were revealed in Table 2 for the subject's Plan Two.

     Table 3 illustrates the adjustments for the subject's Plan Three. Value indications range from $178,516 to $203,202, with an average of $189,946. Because its value indication is less than that for Plan Two, least consideration has been given to Northview II, at $178,516.

     Table 4 illustrates value indications of $199,044 to $212,650, with an average of $203,834, for the subject's Plan Four.

     Finally, value indications of $205,859 and $223,565, excluding an indication from Encore, with an average of $214,712, is shown in Table 5 for Plan Five.

     Because of its proximity to the subject and that its developer is Brehm Communities, most consideration has been given to Comparable No. 1, Encore. However, its quality and amenities is anticipated to be similar to Northview II and Bridalgate Park.

     NET RETAIL PRICE CONCLUSION - PER PLAN

     Therefore, we conclude the following base prices for the proposed plans for the subject property.

                                     48
                                                           BOZNANSKI & COMPANY

                                                           SYMPHONY
                                                           OCEANSIDE, CALIFORNIA

RESIDUAL LAND ANALYSIS (CONT.):

                            PLAN     BASE PRICE
                            -------------------
                              1      $175,000
                              2      $195,000
                              3      $205,000
                              4      $210,000
                              5      $220,000

LOT PREMIUMS

     Additional costs in the purchase of a new home include lot premiums. Developer's typically charge premiums based on a site's size, view and location.

     The previous developer, The VED Corporation, had estimated lot premiums in the range of negative $4,000 to a positive of $48,000, with an average $13,018 ($1,445,000 DIVIDED BY 111). (A chart which summarizes projected lot premiums as provided us by the previous owner/developer is presented toward the rear of this section.) This average is compared to the three comparables as follows:

                            NO.       PREMIUM RANGE
                            ---       -------------
                             1        Up  to $10,000
                             2        Up to $21,000
                             3        None

     Considering that the subject is superior to all three comparables, we conclude that the previous developer's view premium estimate of $13,018 per lot is still supported in the market.

     OPTIONS

     The final cost element that goes into the purchase of a home includes interior upgrades, floor plan options and exterior options (i.e. decks). Upgrades are not considered in our analysis, however, because they are not considered in the original construction budget. Also, the improvements would not be complete if the lender were to take possession of the project.

                                     49
                                                           BOZNANSKI & COMPANY

                                                           SYMPHONY
                                                           OCEANSIDE, CALIFORNIA

RESIDUAL LAND ANALYSIS (CONT.):

CONCLUSION - AGGREGATE RETAIL VALUE

     Utilizing the above conclusions, the Aggregate Retail Value or Gross Receipts of the 111-lot subject development, as previously proposed to be constructed, is as follows:

                        LIVING    TOTAL     BASE        TOTAL
                PLAN   AREA (SF)   MIX      PRICE      PER PLAN
                -------------------------------------------------
                  1      1,821     22     $175,000    $ 3,850,000
                  2      2,265     22     $195,000    $ 4,290,000
                  3      2,371     28     $205,000    $ 5,740,000
                  4      2,552     11     $210,000    $ 2,310,000
                  5      2,847     28     $220,000    $ 6,160,000
                -------------------------------------------------
                  Total                               $22,350,000
                  Add Lot Premiums                    $ 1,445,000
                                                      -----------
                  Overall Value                       $23,795,000
                    Per Unit Average                  $   214,369

     Subtracted from the total revenue or aggregate retail value are such development costs as: direct construction, indirect construction, general and administrative, loan fees, interest, marketing and models, closing costs and customer service. Developer's profit, estimated at 12.5%, is also subtracted to give an "as is" land value indication from this residual analysis.

     The costs utilized are as partly obtained from the Job Cost Reports as prepared by Brehm. Costs provided us include direct and indirect site development, direct and indirect construction (i.e. production home costs), and landscaping/fencing. Not included are such costs as financing, overhead and sales costs. The costs not provided by Brehm are estimated from the previous developer's proforma, dated April 1993, and from interviews with other developers.

     The following residual analysis considers virtually all revenue and expenses, except for the construction, maintenance and recovery of the models. Likewise, revenue from model recovery was not considered. Thus, we estimated the Marketing/Model expense item at about $3,000 per unit for such costs as advertising and brochures.

                                     50
                                                           BOZNANSKI & COMPANY

                                                      SYMPHONY
                                                      OCEANSIDE, CALIFORNIA
RESIDUAL LAND VALUE (CONT.)

          The finished lot value is estimated as follows:

                                          Per Unit        Overall         %
                                          ---------    ------------    ------
          Revenue
               Base Retail Value          $ 201,351    $ 22,350,000     93.93%
               Lot Premiums               $  13,018    $  1,445,000      6.07%
                                          ---------    ------------    ------
               Total Revenue              $ 214,369    $ 23,795,000    100.00%

          Site Development Costs
               Site Indirects             $  16,222    $  1,800,676      7.57%
               Site Directs               $  17,229    $  1,912,469      8.04%

          Building Development Costs
               Landscaping/Fencing        $   4,897    $    543,604      2.28%
               Construction Indirects     $   9,204    $  1,021,613      4.29%
               Construction Directs       $  87,949    $  9,762,333     41.03%
               G&A/Overhead               $   6,431    $    713,850      3.00%
               Base Loan Fees             $   2,144    $    237,950      1.00%
               Interest Reserve           $   8,575    $    951,800      4.00%
               Marketing                  $   3,216    $    356,925      1.50%
               Closing Costs              $   4,287    $    475,900      2.00%
               Customer Service           $     536    $     59,488      0.25%
               Property Tax               $   1,072    $    118,975      0.50%
                                          ---------    ------------    ------

          Total Development Costs          (161,762)    (17,955,583)    75.46%

          Developer Profit (12.5%)          (26,796)     (2,974,375)    12.50%
                                          ---------    ------------    ------

          Residual Land Value Indication   $  25,811   $  2,865,042     12.04%


          Therefore, the value indication as determined in Scenario 2 (finished product to "as is" land as of May 15, 1997) is estimated at $25,811 per lot or $2,865,042.

                                                         BOZNANSKI & COMPANY

                                                      SYMPHONY
                                                      OCEANSIDE, CALIFORNIA

CORRELATION AND CONCLUSION:

          The two valuation techniques utilized in this report are summarized as follows:

                Value Approach            Value Indication
               -----------------        ---------------------
               Market Approach          $2,636,000-$3,164,000
               Residual Analysis
                      Scenario 1             $2,843,000
                      Scenario 2             $2,865,000

          Because of the abundance of data, most weight has been given to the residual analysis. The average of the two scenarios, at $2,850,000, is within the range of the Market Approach.

          BASED ON THE INVESTIGATION AND ANALYSIS OUTLINED IN THE ACCOMPANYING REPORT, AND SUBJECT TO THE CERTIFICATION AND CONTINGENT AND LIMITING CONDITIONS ATTACHED TO THIS REPORT, WE CONCLUDE THAT THE MARKET VALUE OF THE FEE SIMPLE INTEREST IN THE 111-LOT SUBJECT PROPERTY, LOCATED IN OCEANSIDE, CALIFORNIA, AS IT CURRENTLY EXISTS, AS OF MAY 15, 1997, IS:

                                   $2,850,000

-------------------------------------------------------------------------------
               TWO MILLION EIGHT HUNDRED FIFTY THOUSAND DOLLARS
-------------------------------------------------------------------------------

          Any significant changes to the site size or configuration, to the improvements in size or quality, or any other material information supplied to us in this analysis, as further identified herein, could affect our valuation conclusion and would require a re-evaluation of our analysis.

          We retain a copy of this report, together with worksheets, documents and other data upon which our conclusions and opinion of value are based.

          We certify that we have no past, present or contemplated future interest in this property and that we have acted in accordance with accepted ethics and standards in our profession.

                                                         BOZNANSKI & COMPANY

                                    TABLE 6
                              MARKET DATA SUMMARY
                            RESIDENTIAL LAND SALES
                             OCEANSIDE, CALIFORNIA
                             ---------------------

                                                                                               Sales Price
                                   Sale                  Lot           Site        No.     --------------------   Finished Lot
No.         Location               Date     Zone      Size (sf)     Area (acs.)    Lots      Total      Per Lot    Cost (est.)
---   -----------------------    -------    ----     ------------   -----------    ----    ----------   -------   ------------
1a    Demeter Way, Dassia Way     4/2/97     RMA     4,500 (avg.)      2.066        20     $1,144,500   $57,225     $57,225
      Oceanside

1b    Demeter Way, Dassia Way     9/6/96     RMA     4,500 (avg.)      4.442        43     $2,462,000   $57,226     $57,226
      Oceanside

1c    Malea Way                  8/30/96     RMA     4,500 (avg.)      0.723         7     $  408,800   $58,400     $58,400
      Oceanside

2     Circle "R" Court, south    7/14/95     A7O     5,000            24.679       215     $6,143,000   $28,572     $56,000-
      of Circle "R" Drive                                                                                           $57,000
      Vista (uninc.)

                                                          Prepared by:

                                                          BOZNANSKI & COMPANY
                                                          May 15, 1997

Page 1 of 2






                                                          BOZNANSKI AND COMPANY

                                    TABLE 7
                              MARKET DATA SUMMARY
                            RESIDENTIAL LAND SALES
                             OCEANSIDE, CALIFORNIA
                             ---------------------

                                                                                               Sales Price
                                   Sale                  Lot           Site        No.     --------------------   Finished Lot
No.         Location               Date     Zone      Size (sf)     Area (acs.)    Lots      Total      Per Lot    Cost (est.)
---   -----------------------    -------    ----     ------------   -----------    ----    ----------   -------   ------------
3     N/S Via Rancho Road        1/17/95     RMB     4,383 (avg.)    17.52 (Gr.)   159     $3,400,000   $21,384     $46,384
      NW/O Mesa Drive                                                16.00 (Nt.)
      Oceanside

4     Palmera Drive,            11/15/94     REB    10,000 (avg.)   22.268 (Nt.)    97     $2,500,000   $25,773   Not reported
      Woodhaven Drive,
      Paseo Hermosa
      Oceanside

5     SEQ Ivey Ranch Road        8/12/94     RMA     5,000 (min.)    32.59 (Gr.)   148     $4,400,000   $29,730   Not reported
      and Via Rancho Road
      Oceanside

6     Cyrus Way, NW/O            7/19/93     RMA     6,000 (avg.)    3.856          24     $2,100,000   $87,500     $87,500
      Leisure Village Way
      Oceanside

                                                         Prepared by:

                                                         BOZNANSKI AND COMPANY
                                                         May 15, 1997

Page 2 of 2







                                                          BOZNANSKI AND COMPANY

                                    TABLE 7
                              MARKET DATA SUMMARY
                        RESIDENTIAL TRACT DEVELOPMENTS
                             OCEANSIDE, CALIFORNIA
                             ---------------------

                                                                                                         Monthly Absorption
                               No. Units/               Base       Building     Price     Sales         --------------------
No.    Project/Developer     Min. Lot Size    Plan      Price      Size (sf)    Per sf    Opened        1st Qtr 97   Overall
---   -------------------    -------------    ----     --------    ---------    ------    ----------    ----------   -------
1     Encore                      137           1      $166,900      1,768      $94.40    10/1/92          2.12        2.02
      Brehm Communities         7,000 sf        2      $174,900      1,944      $89.97    (53+ mos.)
                                                3      $189,900      2,284      $83.14
                                                4      $199,900      2,440      $81.93
                                                       --------      -----      ------
                                             Wt. Avg.  $182,900      2,109      $87.36

2     Northview II                104           1      $188,990      2,003      $94.35    8/1/95           1.48        5.42
      Centex Homes              7,500 sf        2      $190,990      2,573      $74.23    (19 mos.)
                                                3      $207,990      2,638      $78.84
                                                4      $206,990      2,740      $75.54
                                                       --------      -----      ------
                                             Wt. Avg.  $198,740      2,489      $80.74

3     Bridalgate Park             117           1      $185,000      1,920      $94.27    4/16/94          5.80        1.88
      Lennar Homes             10,000 sf        2      $193,000      2,103      $90.11    (34.5 mos.)
                                                3      $205,000      2,325      $87.74
                                                4      $218,000      2,602      $82.05
                                                       --------      -----      ------
                                             Wt. Avg.  $200,250      2,238      $88.54

                                                         Prepared by:

                                                         BOZNANSKI AND COMPANY
                                                         May 15, 1997




                                                          BOZNANSKI AND COMPANY

                                                      LAND
                                                      MARKET DATA NO. 1a

LOCATION:                              Demeter Way and Dassia Way, Oceanside

LEGAL: Lots 27 through 34, 62 and 63, Leisure Village Oceanside Unit No. 6, Map No. 12405; Lots 23 through 27, 57 through 61, Leisure Village Oceanside Unit 8B, Map No.12630

SELLER:                                Acacia Credit Fund 5-A LLC

BUYER:                                 M. J. Brock & Sons, Inc.

ZONE:                                  RMA; City of Oceanside

PRESENT USE:                           Unknown

LAND:                                  Shape: Irregular
                                       Area:  2.066 acres; 90,000 sf (nt.)
                                       Topo:  Flat and level

ASSESSOR'S DATA:                       A. P. Nos:   169-501-23 through 31
                                                    169-540-08, 09, 27
                                                    through 34

RECORDED:                              4/2/97; Document No. 151091

SALES PRICE:                           $1,144,500; $57,225 per lot

TERMS:                                 All cash sale

CONFIRMED:                             Sean Dyer - Buyer; COMPS, Inc.; Public
                                       Records

IMPROVEMENTS:                          The 20 lots that make up this transaction
                                       sold as finished land.



                                                         BOZNANSKI AND COMPANY

                                                      LAND
                                                      MARKET DATA NO. 1a (CONT.)

REMARKS: This property is located within a gate-guarded community known as Oceanhills at Leisure Village. Access through the gates to view the property was not permitted.

                                       This transaction is part of a larger
                                       takedown; the buyer has already acquired
                                       50 lots in two previous transactions (see
                                       Sales 1b and 1c).  The price was
                                       established in August 1996.

                                       The average lots size is 4,500 sf.




                                                         BOZNANSKI AND COMPANY

                                                      LAND
                                                      MARKET DATA NO. 1b

LOCATION:                              Demeter Way and Dassia Way, Oceanside

LEGAL: Lots 11 through 26, 65 through 69, Leisure Village Oceanside Unit No. 6; Lots 1 through 16, 68 through 73, Leisure Village Oceanside Unit 8B, Map No. 12630.

SELLER:                                Acacia Credit Fund 5-A LLC

BUYER:                                 M. J. Brock & Sons, Inc.

ZONE:                                  RMA; City of Oceanside

PRESENT USE:                           Unknown

LAND:                                  Shape: Irregular
                                       Area:  4.442 acres; 193,500 sf (Nt.)
                                       Topo:  Flat and level

ASSESSOR'S DATA:                       A. P. Nos:   169-501-1 through 16
                                                    169-501-38 through 43
                                                    169-540-11 through 26
                                                    169-541-11 through 15

RECORDED:                              9/6/96; Document No. 453089

SALES PRICE:                           $2,462,000; $57,226 per lot

TERMS:                                 All cash sale

CONFIRMED:                             Sean Dyer - Buyer; COMPS, Inc.; Public
                                       Records

IMPROVEMENTS:                          The 43 lots that make up this transaction
                                       sold as finished land.



                                                         BOZNANSKI AND COMPANY

                                                      LAND
                                                      MARKET DATA NO. 1b (CONT.)

REMARKS: This property is located within a gate-guarded community known as Oceanhills at Leisure Village. Access through the gates to view the property was not permitted.

                                       This transaction is part of a larger
                                       takedown; the buyer has already acquired
                                       50 lots in two previous transactions
                                       (see Sales 1a and 1c).  The price was
                                       established in August 1996.

                                       The average lots size is 4,500 sf.



                                                         BOZNANSKI AND COMPANY

                                                      LAND
                                                      MARKET DATA NO. 1c

LOCATION:                              Malea Way, Oceanside

LEGAL: Lots 61 through 64, 66, 67 and 68, Leisure Village Oceanside Unit No. 8A; Map 12494

SELLER:                                Acacia Credit Fund 5-A LLC

BUYER:                                 M. J. Brock & Sons, Inc.

ZONE:                                  RMA; City of Oceanside

PRESENT USE:                           Unknown

LAND:                                  Shape: Irregular
                                       Area:  0.723 acres; 31,500 sf (Nt.)
                                       Topo:  Flat and level

ASSESSOR'S DATA:                       A. P. Nos:   169-550-61 through 64
                                                    169-550-66, 67, 68

RECORDED:                              8/30/96; Document No. 443312

SALES PRICE:                           $408,800; $58,400 per lot

TERMS:                                 All cash sale

CONFIRMED:                             Sean Dyer - Buyer; COMPS, Inc.; Public
                                       Records

IMPROVEMENTS:                          The 7 lots that make up this transaction
                                       sold as finished land.



                                                         BOZNANSKI AND COMPANY

                                                      LAND
                                                      MARKET DATA NO. 1c (CONT.)

REMARKS: This property is located within a gate-guarded community known as Oceanhills at Leisure Village. Access through the gates to view the property was not permitted.

                                       This transaction is part of a larger
                                       takedown; the buyer has already acquired
                                       50 lots in two previous transactions (see
                                       Sales 1a and 1b).  The price was
                                       established in August 1996.

                                       The average lots size is 4,500 sf.
















                                                         BOZNANSKI AND COMPANY

                                                      LAND
                                                      MARKET DATA NO.2

LOCATION:                              Circle "R" Court, south of Circle "R"
                                       Drive, Vista (unincorporated)

LEGAL: Lots 1 - 82, Map 13245, County of San Diego, Tract 4754; Lots 164 - 208, Map 13250, County of San Diego, Tract 4754; Lots 98 - 107, Map 13246, County of San Diego, Tract 4754; Lots 109 - 156, Map 13249, County of San Diego, Tract 4754

SELLER:                                Circle Creek Partners

BUYER:                                 Shannon/Dosson LLC

ZONE:                                  A70; San Diego County

PRESENT USE:                           Under construction

LAND:                                  Shape: Irregular
                                       Area:  83.090 acres; 3,619,400 sf (Gr.)
                                              24.679 acres; 1,075,000 sf (Nt.)
                                       Topo:  Flat and level

ASSESSOR'S DATA:                       A. P. Nos.:      172-290-01 through 23
                                                        172-290-33 through 42
                                                        172-290-44 through 69
                                                        172-291-01 through 59
                                                        172-292-01 through 48
                                                        172-293-01 through 19

RECORDED:                              7/14/95; Document Nos. 300868, 300867

SALES PRICE:                           $6,143,000; $28,572 per lot

TERMS:                                 All cash sale

CONFIRMED:                             Mark Atherton - Buyer; COMPS, Inc.;
                                       Public Records



                                                         BOZNANSKI AND COMPANY

                                                      LAND
                                                      MARKET DATA NO.2 (CONT.)

IMPROVEMENTS:                          This site sold as vacant land with nearby
                                       utilities. All offsites are currently in place as well as model and production homes.

REMARKS: The property sold with an approved tentative map allowing the development of 215 residences on lots having minimum areas of 4,500 sf and an average area of 5,000 sf.

                                       This project lies adjacent to an existing golf course known as the Castle Creek Country Club. About 20% of the lots have golf course frontage.

                                       Homes range in size from 1,350 sf to
                                       2,300 sf. Because the sales office was
                                       closed, we were unable to verify the
                                       sales prices.

                                       The finished lot cost was reported at
                                       $56,000 to $57,000 per lot, including
                                       school fees, but not including a $4,000
                                       per lot assessment for sewer.



                                                         BOZNANSKI AND COMPANY

                                                      LAND
                                                      MARKET DATA NO.3

LOCATION:                              North side of Via Rancho Road, northwest
                                       of Mesa Drive, Oceanside

LEGAL: Lot 5, Ivey Ranch Unit 3, Map 11717 (old) Lots 1 to 27, Map 13277, Ivey Ranch, Lots 5 (condo) (new)

SELLER:                                Las Brisas-Parkside Development Corp.

BUYER:                                 Barratt American, Inc.

ZONE:                                  RMB; City of Oceanside

PRESENT USE:                           Single family residential

LAND:                                  Shape: Irregular
                                       Area:  17.520 acres; 763,171 sf (Gross)
                                              16,000 acres; 696,960 sf (Net)
                                       Topo:  Flat and level

ASSESSOR'S DATA:                       A. P. No.:   160-570-05 (old)
                                                    160-640-01    through    27
                                                    (excluding streets) (new)


RECORDED:                              1/17/95; Document No. 018684

SALES PRICE:                           $3,400,000; $21,384 per lot

TERMS:                                 $500,000 (15%) down; $2,900,000 (85%)
                                       1st trust deed - Seller - short term
                                       financing

CONFIRMED:                             Michael Pattinsin - Barrat Americann -
                                       (619) 431-0800; COMPS, Inc.; Public
                                       Records

IMPROVEMENTS:                          This site sold as raw, vacant land with
                                       perimeter offsites and utilities.



                                                         BOZNANSKI AND COMPANY

                                                      LAND
                                                      MARKET DATA NO.3 (CONT.)


                                       This site is currently being improved
                                       with a 159-unit high-density detached
                                       residential tract known as Park Lane. It is summarized as follows:

                                       ---------------------------------------
                                                                       Base
                                        Plan   Bed/Bath   Size (sf)    Price
                                       ---------------------------------------
                                         1       3/2       1,481     Sold Out
                                         2       3/2       1,579     $149,990
                                         3       4/3       1,886     $163,990
                                         4       4/3       1,921     $167,990
                                       ---------------------------------------

REMARKS: The owner's representative reported a finished lot cost of $46,384 per lot, with school fees waived. (The original developer built two schools in the Ivey Ranch Development.) Thus, land development costs total about $25,000 per lot.

                                       The buyer remapped the property during
                                       escrow.

                                       Based on the reported net site area, the average lot size is 4,383 sf. However, the owner's representative reported a minimum lot size of 2,500 sf.

                                       This site last sold in September of 1989, as recorded on Document No. 499848, for a full price of $5,350,000. Thus, the January 1995 sale reflects a decrease of $1,950,000 or 36.5%.

MARKET EXPOSURE TIME:                  Unknown

CONDITIONS OF SALE:                    Apparently normal.



                                                         BOZNANSKI AND COMPANY

                                                      LAND
                                                      MARKET DATA NO.4

LOCATION:                              Palmera Drive, Woodhaven Drive and Paseo
                                       Hermosa Drive, Oceanside

LEGAL:                                 Lots 1 through 97, Palmera Map 12823

SELLER:                                D.R. Horton San Diego No. 12, Inc.

BUYER:                                 Centex Real Estate Corporation

ZONE:                                  REB; City of Oceanside

PRESENT USE:                           Single family residential

LAND:                                  Shape: Irregular
                                       Area:  22.268 acres 970,000 sf (Net)
                                       Topo:  Rolling

ASSESSOR'S DATA:                       A. P. No.:   158-620-01 through 21;
                                                    158-621-01 through 37;
                                                    158-622-01 through 39

RECORDED:                              11/15/94; Document No. 660397

SALES PRICE:                           $2,500,000; $25,773 per lot

TERMS:                                 All cash sale

CONFIRMED:                             COMPS, Inc.; Public Records

IMPROVEMENTS:                          This site sold as raw, vacant land with
                                       perimeter offsites and utilities.

                                       The 97 lots that make up this tract have since been improved with a development known as Northview II. The most current base prices, as of March 1997, are summarized as follows:



                                                         BOZNANSKI AND COMPANY

                                                      LAND
                                                      MARKET DATA NO. 4 (CONT.)

                                       ---------------------------------------
                                                                       Base
                                        Plan   Bed/Bath   Size (sf)    Price
                                       ---------------------------------------
                                         1       3/2       2,003     $188,990
                                         2       4/2.5     2,573     $190,990
                                         3       4/3       2,638     $207,990
                                         4       4/3       2,740     $206,990
                                       ---------------------------------------

REMARKS: Prior to its sale, the property had a recorded tract map allowing the development of 97 detached residences on lots having an average area of 10,000 sf.






                                    [PHOTO]



                                                         BOZNANSKI AND COMPANY

                                                      LAND
                                                      MARKET DATA NO. 5

LOCATION:          Southeast quadrant of Ivey Ranch Road and Via Rancho Road,
                   Oceanside

LEGAL:             Lots 10 and 11,  Ivey Ranch Unit #3, Map 11718 (old)

                   Lots 1 to 148, Map 13205 - Ivey Glen (new)

SELLER:            Richcop Associates Limited Partnership

BUYER:             Centex Real Estate Corp.

ZONE:              RMA; City of Oceanside

PRESENT USE:       Single family residential

LAND:              Shape:  Irregular
                   Area:   32.590 acres; 1,419,620 sf (Gr.)
                   Topo:   Flat and level

ASSESSOR'S DATA:   A. P. Nos.: 160-570-11, 21 (old)
                               160-650-01 through 92 (new)
                               160-615-01 through 56 (new)

RECORDED:          8/12/94; Document No. 491098

SALES PRICE:       $4,400,000; $29,730 per lot

TERMS:             All cash sale

CONFIRMED:         COMPS, Inc.; Public Records

IMPROVEMENTS:      This site sold as rough graded land with perimeter utilties and offsites.

                   This site is currently being improved with a residential tract known as Ivey Glen. It is summarized as follows:


                                                           BOZNANSKI AND COMPANY

                                                      LAND
                                                      MARKET DATA NO. 5 (CONT.):

                   -----------------------------------------
                                                   Base
                     Plan   Bed/Bath   Size (sf)   Price
                   -----------------------------------------
                      1       3/2       1,620     $157,990
                      2       3/2.5     1,947     $160,990
                      3       4/2.5     2,173     $174,990
                      4       4/3       2,415     $187,990
                   -----------------------------------------

REMARKS: The property sold with an approved tentative tract map that allowed the development of 148 lots. The minimum lot size was reported at 5,000 sf, and the average was reported at 5,500 sf.









                                     [PHOTO]








                                                           BOZNANSKI AND COMPANY

                                                      LAND
                                                      MARKET DATA NO. 6

ADDRESS:           4601-4694 Cyrus Way, Oceanside

LOCATION:          Cyrus Way, northwesterly of Leisure Village Way, Oceanside

LEGAL: Lots 1 through 24, and Lot 30, Leisure Village Oceanside Unit No. 9, Map No. 12136

SELLER:            Cap I Foreclosure Corp.

BUYER:             LVOH 24 L.P. Ltd.

ZONE:              RMA; City of Oceanside

PRESENT USE:       Single family residential

LAND:              Shape: Irregular
                   Area:  3.856 acres; 167,958 sf
                   Topo:  Flat and level

ASSESSOR'S DATA:   A. P. Nos.:  169-520-01 through 24, 30

RECORDED:          7/19/94; Document No. 447916

SALES PRICE:       $2,100,000; $87,500 per lot

TERMS:             $200,000 (10%) down; $1,300,000 (90%) 1st Trust Deed -
                   Scripps Bank - terms unknown

CONFIRMED:         COMPS, Inc.; Public Records

IMPROVEMENTS:      These 24 lots sold as finished land.

REMARKS:           The lots have an average area of 6,000 sf, most with views.


                                                           BOZNANSKI AND COMPANY

                                COMPARABLE NO. 1

NAME/DEVELOPER:    Encore/Brehm Communities

TRACT NO:          12798

LOCATION:          South of Mesa Drive, west of Woodhaven Drive, Oceanside,
                   California

   DESCRIPTION:    A 137-unit detached single family residential development

   LOT SIZE:

   STATUS: 114 units within seven phases have been released as of October 1, 1992. 99 units are compete and 15 (Phase 7) under construction. They are expected to be complete in mid-June 1997.

   H.O.A. DUES:    $7.32/month

   TAX ASSESSMENT: Overall tax rate estimated at 1.25%. Also, there is a
                   $166/year landscape assessment.

IMPROVEMENT DESCRIPTION:

   CONSTRUCTION:   Average quality frame and stucco construction, Contemporary style, one- and two-story design, concrete tile roof.

   FEATURES:       Standard items include:  side and rear yard fencing, front yard landscaping and three-car garages.

                   Optional items include: air conditioning, garage door openers, mirrored wardrobes.


                                                           BOZNANSKI AND COMPANY

   FLOOR PLANS:
                   -----------------------------------------
                                Floors/   Bed/
                   Plan   Mix   Parking   Bath    Size (sf)
                   -----------------------------------------

                     1    17%     1/3      3/2       1,768
                     2    21%     1/3      3/3       1,944
                     3    29%     2/3      4/2.5     2,284
                     4    33%     2/3      5/3       2,440
                   -----------------------------------------


SALES PRICE INFORMATION:

   BASE SALE PRICES:

                   -----------------------------------------
                   Plan   Size (sf)   Overall     Per sf
                   -----------------------------------------
                     1      1,768     $166,900    $94.40
                     2      1,944     $174,900    $89.97
                     3      2,284     $189,900    $83.14
                     4      2,440     $199,900    $81.93
                   -----------------------------------------

   PREMIUMS:       Up to $10,000 for lot size and view

   FINANCING:      Conventional

   CONCESSIONS:    $5,000 to $7,500

ABSORPTION:

   DATE SALES
    STARTED:       October 1, 1992

   TIME IN MARKET: 55.5+/- months

   UNITS RELEASED:

         Total:               114
         Completed:            99
         Under Construction:   15
         Standing Inventory:  -0-



                                                           BOZNANSKI AND COMPANY

   SALES:

          Overall Sales:        112 (2.02/month)
          First Quarter 1997:     7 (2.12/month)
          Closed Escrows:        99 (1.78/month)
          Open Escrows:          13
          Available:              2

REMARKS: Sales were interputed for several months due to the project being taken over from the VED Corporation by Brehm Communities. The product type remained essentially the same.


                                                           BOZNANSKI AND COMPANY

                               COMPARABLE NO. 2

NAME/DEVELOPER:    Northview II/Centex Homes

TRACT NO:          12823

LOCATION:          Palmera, Woodhaven and Hermosa drives, Oceanside, California

   DESCRIPTION:    A 104-unit detached single family residential development
                   with double-loaded streets and view lots

   LOT SIZE:       7,500 sf (minimum)

   STATUS: 104 units within seven phases were released as of August 1, 1995. All were complete as of March 6, 1997

   H.O.A. DUES:    None

   TAX ASSESSMENT: Overall tax rate estimated at 1.25%.  There is a $163/year assessment.

IMPROVEMENT DESCRIPTION:

   CONSTRUCTION:   Average quality frame and stucco construction, Contemporary style, one- and two-story design, concrete tile roof.

   FEATURES:       Standard items include:  rear yard fencing, front yard
                   landscaping, walk-in closets (master bed), and mirrored doors
                   (master bedroom).

                   Optional items include: air conditioning, security systems, microwave, and garage door opener.


                                                           BOZNANSKI AND COMPANY

   FLOOR PLANS:
                   -----------------------------------------
                                Floors/   Bed/
                   Plan   Mix   Parking   Bath    Size (sf)
                   -----------------------------------------

                     1    21%     1/3     3/2/D     2,003
                     2    18%     2/3     4/2.5/L   2,573
                     3    28%     2/3     4/3       2,638
                     4    33%     2/3     5/3       2,740
                   -----------------------------------------

SALES PRICE INFORMATION:

   BASE SALE PRICES:

                   -----------------------------------------
                     Plan   Size (sf)    Overall   Per sf
                   -----------------------------------------

                      1       2,003     $188,990   $94.35
                      2       2,573     $190,990   $74.23
                      3       2,638     $207,990   $78.84
                      4       2,740     $206,990   $75.54
                   -----------------------------------------

   PREMIUMS:       Up to $21,000

   FINANCING:      Conventional

   CONCESSIONS:    $5,000

ABSORPTION:

   DATE SALES
    STARTED:       August 1, 1995

   TIME IN MARKET: 19+/- months

   UNITS RELEASED:

         Total:               104
         Completed:           104
         Under Construction:  -0-
         Standing Inventory:    1


                                                           BOZNANSKI AND COMPANY

   SALES:

          Overall Sales:        103 (5.42/month)
          First Quarter 1997:     5 (1.48/month)
          Closed Escrows:        74 (3.89/month)
          Open Escrows:          29
          Available:              1

REMARKS: This development represents an extension of and slight modification to a development that started in May 1992.

                   See Land Sale No. 4 for information on the site's sale.

                   Access and location is inferior to the subject.


                                                           BOZNANSKI AND COMPANY

                                 COMPARABLE NO. 3

NAME/DEVELOPER:    Bridalgate Park/Lennar Homes

TRACT NO:          12841

LOCATION:          Easterly quadrant of Mission Meadows and Spur Avenue,
                   Oceanside, California

   DESCRIPTION:    A 117-unit detached single family residential development
                   with no view lots

   LOT SIZE:       10,000 sf (minimum)

   STATUS: 65 units within six phases were released as of April 16, 1994. 36 units were complete as of March 1997.

   H.O.A. DUES:    None

   TAX ASSESSMENT: Unknown

IMPROVEMENT DESCRIPTION:

   CONSTRUCTION:   Average quality frame and stucco construction, Contemporary style, one- and two-story design, concrete tile roof.

   FEATURES:       Standard items include:  rear yard fencing, front yard
                   landscaping, microwave and walk-in closet (master bedroom).

                   Optional items include: air conditioning, security systems, and mirrored wardrobes.


                                                           BOZNANSKI AND COMPANY

   FLOOR PLANS:
                   -----------------------------------------
                                Floors/   Bed/
                   Plan   Mix   Parking   Bath     Size (sf)
                   -----------------------------------------

                     1     32%    1/3      4/2       1,920
                     2     15%    2/3      4/3       2,103
                     3     23%    2/3      5/3       2,325
                     4     29%    2/3      5/3/B     2,602
                   -----------------------------------------


SALES PRICE INFORMATION:

   BASE SALE PRICES:

                   -----------------------------------------
                   Plan   Size (sf)    Overall      Per sf
                   -----------------------------------------

                     1      1,920      $185,000     $96.35
                     2      2,103      $193,000     $91.77
                     3      2,325      $205,000     $88.17
                     4      2,602      $218,000     $83.78
                   -----------------------------------------

   PREMIUMS:       $2,000 to $12,000 - Lot size

   FINANCING:      Conventional

   CONCESSIONS:    $2,000 to $5,000

ABSORPTION:

   DATE SALES
    STARTED:       April 16, 1994

   TIME IN MARKET: 34.5 months

   UNITS RELEASED:

         Total:               65
         Completed:           54
         Under Construction:  11
         Standing Inventory: -0-


                                                           BOZNANSKI AND COMPANY

   SALES:

          Overall Sales:      65 (1.88/month)
          First Quarter 1997: 19 (5.80/month)
          Closed Escrows:     33 (0.96/month)
          Open Escrows:       32
          Available:         -0-

REMARKS:           Access and general location is inferior.


                                                           BOZNANSKI AND COMPANY

                                  CARL W. BOZNANSKI

LICENSE

     State of California:  Certified - General Real Estate Appraiser No.
          AG010837

EDUCATION

     University of Southern California - M.B.A. Degree, Major in Management,
          Minor in Finance

     University of Notre Dame - B.S.A.E. Degree, Major in Aeronautical
          Engineering

     University of Southern California, University of California and Orange
          Coast College - First Year Law School - Real Estate Courses in Finance, Law and Practice; Contracts Courses

     Appraisal Institute, Society of Real Estate Appraisers, Orange
          Coast College, Real Estate Trainers, California State University - Fullerton, Marshall Valuation Service, Caltrans - Over 400 hours in courses and seminars covering topics such as: Standards of Professional Practice, Real Estate, Appraisal Principles, Basic Valuation Procedure, Real Estate Appraisal, Capitalization &
          Cash Flow, Basic Valuation/Capitalization, Regression Analyses, Income Capitalization, Hotel/Motel Valuation, Commercial/Residential Cost Analyses, FIRREA - Overview & Application, Partial Taking, Understanding Limited Appraisals, Appraising Land

EXPERIENCE

     BOZNANSKI AND COMPANY, INC. 1984 - PRESENT Mr. Boznanski is the founder and Principal Appraiser of this real property valuation and consultation firm. Property evaluation has encompassed all types of real estate for a myriad of purposes. The firm also performs business appraisals.

          Valuation appraisals have been performed for acquisition purposes, both for governmental and private client; for assessment districts; for domestic and partnership property settlements; for litigation;
          for tax matters, for estate purposes; and in support of various financial dealings. These appraisals call for the determination of either present or past fair market value.
          They include whole and fractional interests as well as discounted cash flow analysis. Long-term leased fee and leasehold estate evaluations have also been determined. Easements and surface right values have been established. Numerous ground leases have been valued. The appraisals cover all types of property, including vacant land as well as improved property.
          Specific types of property appraised have included farm land, single family and multiply family residential, including condominiums, as well as commercial, office, industrial and special purpose parcels. Among the special purpose properties appraised have been a major sports stadium, a major amusement park, sub-division land development studies, hospitals, medical centers, nursing homes, retirement homes, hotels, shopping centers, service stations, car washes, garden nurseries, building centers, auto dealerships, bowling alleys, municipal buildings, mobile home parks, dairy processing plants, wineries, pre-schools, school sites, residential tracts, etc. Several very large scale municipal appraisal projects have been performed encompassing up to more than 100 parcels. These latter right-of-way appraisals have been for total acquisition as well as for partial taking.

          Other types of appraisals performed include reuse appraisals of property to be used for industrial, office, residential, commercial and auto center purposes. This type of appraisal considers the evaluation of properties with certain developmental restrictions. Review of appraisals have been conducted for numerous governmental agencies, financial institutions and private parties in order to determine the adequacy of appraisals prepared by others.

          Mr. Boznanski has performed numerous condemnation appraisals (eminent domain) for both governmental and private clients and has appeared many times in various California Superior Courts as an expert witness in real property matters. In addition, he has testified on numerous occasions in United States Federal Bankruptcy Court.

          He has also been responsible for land use feasibility, absorption and economic studies conducted on residential, commercial and industrial sites in order to establish cost-benefit ratios for proposed or existing developments.

     DONAHUE & COMPANY, INC. 1970-1984.  A founder of Donahue and Company, Inc.
          and one of two principals, Mr. Boznanski, as a Senior Property Specialist of the firm, was responsible for performing appraisals on all types of real property, as well as managing the development of urban study programs. He oversaw the general operations of the firm in his capacity of Executive Vice President.

     TRANS-CAPITAL INVESTMENT ASSOCIATES, 1969 - 1974. General Partner, providing consultation and operational direction to a private investment fund, Venture Equity.

     SYSTEMATIC MANAGEMENT ASSOCIATES, 1967-1968 AND 1969-1970. Principal providing management and engineering consultation concerning systems controls of aerospace projects.

     PRC TECHNICAL APPLICATIONS, INC. 1968-1969. Regional Manager of the firm performing a wide range of engineering and management services. These tasks were performed for government agencies as well as for major contractors. He was responsible for the marketing, management and technical performance of a staff of 25.

     NORTH AMERICAN ROCKWELL. 1958-1967. Engineering Supervisor accountable for the implementation of engineering systems controls for various systems of the Apollo spaceship as well as other aerospace projects.

ASSOCIATIONS

     National Association of Review Appraisers & Mortgage Underwriters - Senior
          Member (C.R.A.)

PUBLIC OFFICE

     Planning Commissioner, City of Yorba Linda, 1980-Present
          Chairman - 1981/1986/1991/1996
          Vice Chairman - 1980/1985/1990/1995

PUBLIC SPEAKING - REAL PROPERTY VALUATION

     Association For Governmental Leasing & Finance - Boston 1995

CLIENTS (PARTIAL LIST)

     Approved Appraiser - Resolution Trust Corporation

     PUBLIC - CITIES AND REDEVELOPMENT AGENCIES

          Apple Valley           Glendale                Poway
          Azusa                  Hesperia                Rancho Mirage
          Barstow                Indio                   Riverside
          Carson                 Irwindale               San Bernardino
          Claremont              Lakewood                San Clemente
          Compton                La Mirada               San Diego
          Corona                 Lynwood                 Santa Ana
          Downey                 Montebello              Tehachapi
          Duarte                 National City           Temple City
          El Monte               Norco                   Tustin
          El Segundo             Orange                  Victorville
          Fontana                Pasadena                West Covina
          Fullerton              Pleasanton              West Sacramento
                                 Pomona

     PUBLIC - OTHER


     Anaheim Union High School District        Orange, County of - GSA/Real
     Apple Valley Unified School District              Estate Division
     Apple Valley Water District               Orange County Transit Authority
     Caltrans (State Transportation Dept.)     Palmdale School District
     Center School District                    Perris Union High School
     Chaffey College                           Placentia-Yorba Linda School District
     Escondido School District                 Pomona Valley Municipal Water District
     Federal Deposit Insurance Corporation     Rancho Santiago College
     Fountain Valley Municipal Water District  Rescue School District
     Hemet Unified School District             Rim of the World School District
     Keppell School District                   Romoland School District
     Lancaster Elementary School District      Santa Ana Unified School District
     Lake Elsinore School District             San Jacinto Unified School District
     Los Angeles County Sanitation Districts   Southern Kern School District
     Los Banos School District                 Tehachapi School District
     Manhattan Beach Unified School District   U.S. Department of Agriculture,
     Metropolitan Water District                       Forest Service
     Moreno Valley Unified School District     U.S. Department of Navy
     Murrieta Valley Unified School District


     CORPORATE AND FINANCIAL


     Adams Properties, Inc.                    Coast Savings and Loan
     Adohr Farms                               Columbia Savings and Loan
     American International Bank               Dah Sing Bank
     ARCO                                      East West Federal Bank
     Bank of A. Levy                           El Dorado Bank
     Bank of America                           Emerson International
     Bank of Anaheim                           Espee Federal Credit Union
     Bank of California                        Ewing Development Co.
     Bank of Hollywood                         Exxon Company, U.S.A.
     Bank of Newport                           Fairway Ford
     Bank of Taiwan                            Fallbrook National Bank
     Beacon Bay Enterprises                    Far West Savings and Loan
     Bianchi International                     Farmers Insurance
     R. C. Boatman                             Fedco
     Bourns, Inc.                              First Continental Bank
     Buena Park Lumber Company                 First State Bank
     California Commerce Bank                  Fluorocarbon, Co.
     California State Bank                     Ford Motor Land Development Co.
     Carl Karcher Enterprises                  Forest Lawn Co.
     Century America Corp.                     Founders Financial
     China Trust Bank of California            Friedman Homes
     Citicorp Real Estate                      Fullerton Savings and Loan


     General Bank                              Rancho Bank
     Global Cellular, Inc.                     Rancon Corporation
     W. R. Grace Corp.                         Rhoades Development Co.
     Gulf Oil Co.                              Safeway Stores
     Hazel Corp.                               Santa Barbara Federal Savings
     Hopkins Development Co.                   Shappell Industries
     Hunco Development Co.                     Shell Oil Company
     Imperial Bank                             Siam Commercial Bank
     Imperial Federal Savings                  South Bay Bank
     Independence Savings and Loan             Standard Oil of California
     Laura Scudders, Inc.                      Sterling Transit Co., Inc.
     Leach Corporation                         Sunwest Bank
     Lewis Homes                               System Auto Parks, Inc.
     A. M. Lewis, Inc.                         Thriftimart, Inc.
     Lippo Bank                                Tierra Financial, Inc.
     Long Beach Bank                           Tokai Bank
     Long Beach Equities, Inc.                 Torry Pines Bank
     Lunnen Development Co.                    Traffic Control Services, Inc.
     Malibu Savings and Loan                   Trans-National Bank
     Marineland                                Union Bank
     Marine National Bank                      United National Bank
     Miller & Schroeder Financial              University National Bank
     Mistui-Manufactures Bank                  VED Corporation
     Mobil Land Development Co.                Ventura County Bank
     Municipal Services                        Vineyard Bank
     National Building Centers                 Vista Bank
     Omni Bank                                 Washington National Savings Bank
     Overland Bank                             Wells Fargo Bank
     Pacific National Bank                     Western State Bank
     PaineWebber                               Westin Mortgage
     Price Company                             Westminster Nurseries
     Price Waterhouse                          Woodhaven Developers


     ATTORNEYS, PRIVATE FIRMS AND INDIVIDUALS

     Lee Abbott, Esq., Westwood
     Michael Antin, Esq., Westwood
     Best, Best & Kreiger, Esq., Riverside
     Edward L. Butterworth, Pasadena
     Robert W. Clemmer, Esq., Orange
     E. Gene Crain, Esq., Newport Beach
     Cooksey, Coleman & Howard, Esq., Tustin
     John Culbertson, Fallbrook
     Richard Devericks, Camarillo
     Steve Henry, Santa Monica
     Howrey & Simon, Esq. Los Angeles
     Houlihan, Lokey, Howard & Zukin, Century City

     David Kagon, Esq., Century City
     Teong H. Kay, Los Angeles
     Thomas King, Esq., Huntington Beach
     Dr. Robert Larner, Los Angeles
     Raymond Larson, Tustin
     David Lowry, Rancho California
     Lee Marvin, Tucson, Arizona
     John D. McGuire, Esq., Santa Ana
     Paul Miller, Esq., Santa Fe Springs
     John G. Nelson, Esq., Whittier
     Frank Oldman, Esq., Newport Beach
     Gerald J. Phillips, Esq., Tustin
     Robert C. Politiski, Esq., Santa Ana
     Shepherd, Mullin, Richter & Hampton, Esq., Los Angeles
     Shernoff, Lipsky & Blickenstaff, Esq., Claremont
     Michael A. Vanic, Esq., Los Angeles
     Julian R. Warner, Esq., Century City
     Ronald E. Wiksell, Esq., Santa Ana
     Gerold G. Williams, Esq., Newport Beach
     Herbert B. Wittenberg, CPA, West Covina
     Thomas L. Woodruff, Esq., Orange

QUALIFIED REAL PROPERTY EXPERT WITNESS

     Kern County Superior Court
     Los Angeles County Superior Court
     Orange County Superior Court
     Riverside County Superior Court
     San Bernardino County Superior Court
     San Diego County Superior Court
     Ventura County Superior Court
     United States District Court
     Orange County Assessment Appeals Board
     Private Arbitration Hearings

                             DANIEL H. HERRON

LICENSE

    State of California: Certified - General Real Estate Appraiser No. AG012417

EDUCATION

    California State University, Fullerton
         Bachelor of Arts - Finance (1986)

    Appraisal Institute Courses
         Basic Valuation Procedure (1987)
         Capitalization Theory and Techniques Parts A & B (1991)
         Standards of Professional Practice Parts A & B (1993)
         Appraisal Principles (1994)

    Appraisal Institute Seminars
         Appraising Apartments (1988)
         Discounted Cash Flow Analysis in the Home Building Industry (1993)

CANDIDATE

    MAI Designation - Appraisal Institute M911619
         Southern California Chapter

EXPERIENCE

    BOZNANSKI & COMPANY, INC., 1986 - PRESENT.  Mr. Herron is a Staff
         Appraiser in this real property valuation and consultation firm. Property evaluation has been performed on all types of real estate for a myriad of purposes.

         Mr. Herron prepares both detailed narrative and form appraisal reports for financial institutions, governmental agencies, attorneys and private clients. These documents are prepared in support of various acquisition and disposition. These appraisals call for the determination of either present or past fair market value. They include whole and fractional interests as well as discounted cash flow analysis. Long-term leased fee and leasehold estate evaluations have also been prepared.

         Specific types of property appraised have included all types of vacant land, as well as single family and multiple residential dwellings, plus strip commercial and shopping centers. Additionally, office as well as light industrial and warehouse improved properties have been evaluated. Special purpose property values have also been determined. Residential tract absorption studies have been prepared.

                               MARK W. LINNES, MAI

LICENSE

         State of California: Certified - General Real Estate Appraiser No. AG 003328

EDUCATION

         Graduated from the University of Southern California in 1955 with a Bachelor of Science Degree in Finance. Completed courses and passed examinations for the Appraisal Institute Course I, IA, II, IV and VI. Passed A.I.R.E.A. Leasehold Examination and completed numerous coursed in the field of Real Estate including Law, Finance, Title, Construction Estimating and Appraisals.

         The Appraisal Institute conducts a voluntary program of continuing education for its designated members. MAI's and RM's who meet the minimum standards of this program are awarded periodic educational certification. Mr. Linnes has satisfied these requirements.

PROFESSIONAL AFFILIATIONS

         Member of the Appraisal Institute

         Affiliate member of the Whittier Board of Realtors

EXPERIENCE AND CURRENT STATUS

         Ten years as a staff condemnation appraiser with the California Department of Transportation. Qualifies as an expert witness in the Counties of Los Angeles and Orange.

         Employment with the California Department of Transportation was terminated in 1973 to accept a position with the Donahue & Company, Tustin, California, as a senior staff appraiser. Since March, 1975, he has been an independent fee appraiser and an affiliate of Boznanski and Company, Inc., since 1984.

         Appraisal assignments have included single family and income residential properties, commercial, industrial and special purpose properties. Assignments have also included public and private rights-of-way for freeway and street widening, surface and subsurface easement right-of-way for electrical and oil line transmission and city redevelopment project acquisition appraisals.

CLIENTS - PUBLIC

         City of Azusa
         City of Commerce
         City of Downey
         City of Huntington Beach
         City of Ontario
         City of Orange
         City of Santa Ana
         County of Los Angeles
         County of Orange
         Department of the Army - Corps of Engineers
         U.S. Postal Service
         State Department of Transportation
         Metropolitan Water District of Southern California (MWD)
         Los Angeles Unified School District
         Lowell Joint School District (Whittier)

CLIENTS - PRIVATE

         Southern California Edison Company
         E. I. Du Pont De Nemours & Company
         3-M Company
         Crocker National Bank
         Security Pacific Bank
         Bank of America
         Southern California Bank
         Santa Barbara Bank and Trust
         Continental Bank
         Far West Savings
         Home Savings
         North American Savings
         Southern Pacific Transportation Company
         TICOR
         Stewart Title Company
         General Telephone Company
         Quaker State Oil Company
         Mobile Oil Company
         Holiday Inn - Barstow, California
         World Vision, Inc.
         Far East Broadcasting Company

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CLIENTS - PRIVATE (CONT.)

         American Bible Society
         Salvation Army
         Kaiser Permanente Hospitals
         Willdan Associates
         McLean Cadillac - Tustin
         Mills Ford - Anaheim
         Thomson & Nelson, Attorneys - Whittier
         John Pitts, Attorney - Fullerton
         Stanford M. Ehrmann, Attorney - Beverly Hills
         Rankin, Sproat & Pollack, Attorneys - Oakland